Exhibit 2.25


================================================================================
                                                                EXECUTION COPY






                                    INDENTURE

                                   relating to

                     6.0% SENIOR CONVERTIBLE NOTES DUE 2005




                                      among




                           TELEWEST COMMUNICATIONS PLC

                        TELEWEST FINANCE (JERSEY) LIMITED

                                       and

                              THE BANK OF NEW YORK



                                Dated 7 July 2000







                                Latham & Watkins
                                 99 Bishopsgate
                                 London EC2M 3XF
                               Tele: 020 7710 1000
                               Fax: 020 7374 4460

================================================================================

                               TABLE OF CONTENTS

                                                                                                PAGE
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE..............................................1

1.1       DEFINITIONS.............................................................................1
1.2       INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT......................................15
1.3       RULES OF CONSTRUCTION..................................................................15


ARTICLE 2 THE NOTES..............................................................................16

2.1       FORM AND DATING........................................................................16
2.2       EXECUTION AND AUTHENTICATION...........................................................17
2.3       REGISTRAR AND PAYING, CONVERSION AND EXCHANGE AGENT....................................17
2.4       HOLDERS TO BE TREATED AS OWNERS; PAYMENTS OF INTEREST..................................18
2.5       PAYING, CONVERSION AND EXCHANGE AGENT TO HOLD MONEY IN TRUST...........................19
2.6       NOTEHOLDER LISTS.......................................................................20
2.7       TRANSFER AND EXCHANGE..................................................................20
2.8       REPLACEMENT NOTES......................................................................29
2.9       OUTSTANDING NOTES......................................................................29
2.10       TREASURY NOTES........................................................................30
2.11       TEMPORARY NOTES.......................................................................30
2.12       CANCELLATION..........................................................................30
2.13       DEFAULTED INTEREST....................................................................31
2.14       CUSIP NUMBER AND ISIN NUMBER..........................................................31
2.15       DEPOSIT OF MONEYS.....................................................................31


ARTICLE 3 REDEMPTION.............................................................................31

3.1       ELECTION TO REDEEM; NOTICES TO TRUSTEE.................................................31
3.2       NOTICE OF REDEMPTION...................................................................32
3.3       EFFECT OF NOTICE OF REDEMPTION.........................................................32
3.4       DEPOSIT OF REDEMPTION PRICE............................................................33


ARTICLE 4 COVENANTS..............................................................................33

4.1       PAYMENT OF NOTES.......................................................................33
4.2       MAINTENANCE OF OFFICE OR AGENCY........................................................33
4.3       CORPORATE EXISTENCE....................................................................33
4.4       PAYMENT OF TAXES AND OTHER CLAIMS......................................................34
4.5       MAINTENANCE OF PROPERTIES; INSURANCE; BOOKS AND RECORDS; COMPLIANCE WITH LAW...........34
4.6       COMPLIANCE CERTIFICATES................................................................34
4.7       REPORTS................................................................................35
4.8       LIMITATION ON LIENS SECURING CERTAIN INDEBTEDNESS......................................36
4.9       CHANGE OF CONTROL......................................................................36
4.10       WAIVER OF STAY, EXTENSION OR USURY LAWS...............................................38
4.11       BUSINESS AND EXISTENCE OF THE ISSUER..................................................39
4.12       AMENDMENTS TO CERTAIN AGREEMENTS......................................................39
4.13       CERTAIN OFFERS........................................................................40


ARTICLE 5 [INTENTIONALLY OMITTED]................................................................41


                                       i

ARTICLE 6 CONVERSION OF NOTES....................................................................41

6.1       CONVERSION AND EXCHANGE RIGHT..........................................................41
6.2       EXERCISE OF CONVERSION AND EXCHANGE RIGHT; FRACTIONS OF PREFERENCE SHARES..............42
6.3       PROCEDURE FOR CONVERSION AND EXCHANGE..................................................43
6.4       CONVERSION PRICE.......................................................................45
6.5       PREFERENCE SHARES AND ORDINARY SHARES..................................................45
6.6       INTEREST ON CONVERSION.................................................................47
6.7       CANCELLATION OF NOTES..................................................................48
6.8       RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS....................................48
6.9       CONVERSION AND EXCHANGE BY TRUSTEE UPON REDEMPTION.....................................48


ARTICLE 7 DEFAULT AND REMEDIES...................................................................49

7.1       EVENTS OF DEFAULT......................................................................49
7.2       ACCELERATION...........................................................................51
7.3       OTHER REMEDIES.........................................................................52
7.4       WAIVER OF PAST DEFAULT.................................................................52
7.5       CONTROL BY MAJORITY....................................................................52
7.6       LIMITATION ON SUITS....................................................................52
7.7       RIGHTS OF HOLDERS TO RECEIVE PAYMENT...................................................53
7.8       COLLECTION SUIT BY TRUSTEE.............................................................53
7.9       TRUSTEE MAY FILE PROOFS OF CLAIM.......................................................53
7.10       PRIORITIES............................................................................54
7.11       UNDERTAKING FOR COSTS.................................................................54
7.12       RESTORATION OF RIGHTS AND REMEDIES....................................................54
7.13       RIGHTS AND REMEDIES CUMULATIVE........................................................55
7.14       DELAY OR OMISSION NOT WAIVER..........................................................55


ARTICLE 8 TRUSTEE................................................................................55

8.1       DUTIES OF TRUSTEE......................................................................55
8.2       RIGHTS OF TRUSTEE......................................................................56
8.3       INDIVIDUAL RIGHTS OF TRUSTEE...........................................................57
8.4       TRUSTEE'S DISCLAIMER...................................................................57
8.5       NOTICE OF DEFAULTS.....................................................................57
8.6       REPORTS BY TRUSTEE TO HOLDERS..........................................................58
8.7       COMPENSATION AND INDEMNITY.............................................................58
8.8       REPLACEMENT OF TRUSTEE.................................................................59
8.9       SUCCESSOR TRUSTEE BY MERGER, ETC.......................................................60
8.10       ELIGIBILITY; DISQUALIFICATION.........................................................60
8.11       MONEY HELD IN TRUST...................................................................60
8.12       WITHHOLDING TAXES.....................................................................60
8.13       CO-TRUSTEES...........................................................................61


ARTICLE 9 DISCHARGE OF INDENTURE; DEFEASANCE.....................................................62

9.1       TERMINATION OF OBLIGATIONS.............................................................62
9.2       LEGAL DEFEASANCE AND COVENANT DEFEASANCE...............................................62
9.3       APPLICATION OF TRUST MONEY.............................................................66
9.4       REPAYMENT TO ISSUER....................................................................66
9.5       REINSTATEMENT..........................................................................67


ARTICLE 10 AMENDMENTS, SUPPLEMENTS AND WAIVERS...................................................67


                                       ii

10.1       WITHOUT CONSENT OF HOLDERS............................................................67
10.2       WITH CONSENT OF HOLDERS...............................................................68
10.3       COMPLIANCE WITH TRUST INDENTURE ACT...................................................69
10.4       REVOCATION AND EFFECT OF AMENDMENTS AND CONSENTS......................................69
10.5       NOTATION ON OR EXCHANGE OF NOTES......................................................70
10.6       TRUSTEE TO SIGN AND NOTIFY NOTEHOLDERS OF AMENDMENTS, ETC.............................70


ARTICLE 11 NOTE GUARANTEE........................................................................70

11.1       GUARANTEE.............................................................................70
11.2       EXECUTION AND DELIVERY OF NOTE GUARANTEE..............................................71
11.3       GUARANTOR MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.....................................72


ARTICLE 12 MISCELLANEOUS.........................................................................72

12.1       TRUST INDENTURE ACT CONTROLS..........................................................72
12.2       NOTICES...............................................................................73
12.3       COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS..........................................74
12.4       CERTIFICATE AND OPINION OF COUNSEL AS TO CONDITIONS PRECEDENT.........................74
12.5       STATEMENTS REQUIRED IN CERTIFICATE AND OPINION OF COUNSEL.............................74
12.6       RULES BY TRUSTEE, PAYING, CONVERSION AND EXCHANGE AGENT, REGISTRAR....................75
12.7       AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES...................75
12.8       LEGAL HOLIDAYS........................................................................75
12.9       GOVERNING LAW.........................................................................76
12.10        NO RECOURSE AGAINST OTHERS..........................................................76
12.11        SUCCESSORS..........................................................................76
12.12        DUPLICATE ORIGINALS.................................................................76
12.13        SEPARABILITY........................................................................76
12.14        TABLE OF CONTENTS, HEADINGS, ETC....................................................76
12.15        NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.......................................76


EXHIBIT A            -         Form of Global Note                                             A-1

EXHIBIT B            -         Form of Definitive Registered Note                              B-1

EXHIBIT C            -         Form of Certificate of Transfer                                 C-1

EXHIBIT D            -         Form of Certificate of Exchange                                 D-1

EXHIBIT E            -         Form of Conversion and Exchange Notice                          E-1

EXHIBIT F            -         Form of Note Guarantee                                          F-1

EXHIBIT G            -         Form of Trustee's Notice of Conversion and Exchange             G-1


           INDENTURE dated as of 7 July 2000 (the "INDENTURE") among Telewest Communications plc, a public limited company incorporated under the laws of England and Wales, as guarantor, Telewest Finance (Jersey) Limited, a public company with limited liability organized in the Island of Jersey, as issuer (the "ISSUER"), and The Bank of New York, a New York banking corporation, as trustee (the "TRUSTEE").

           The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of the 6.0% Senior Convertible Notes due 2005 of the Issuer (the "NOTES") to be issued as provided for in this Indenture. The Notes may consist of any or all of the Global Notes (as defined herein) issued on the Issue Date (as defined herein) and any Definitive Registered Notes (as defined herein) outstanding from time to time.

           The Guarantor has duly authorized the execution and delivery of this Indenture to provide for the issuance of a full and unconditional guarantee (the "NOTE GUARANTEE") of the Notes to be issued as provided for in this Indenture.

           In addition, the Issuer has duly authorized the issuance of the Preference Shares (as defined herein) upon conversion of the Notes, and the Guarantor has duly authorized the execution and delivery of the Preference Share Guarantee (as defined herein) to guarantee performance of certain obligations of the Issuer pursuant to the Preference Shares.

           All things necessary to make each of this Indenture, the Notes, the Note Guarantee, the Preference Shares and the Preference Share Guarantee a valid agreement of the Issuer and the Guarantor, as the case may be, enforceable against each of them in accordance with its terms, have been done, and each of them has done all things necessary to make (i) the Notes, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the valid obligations of the Issuer as hereinafter provided and
(ii) the Guarantees, when executed, delivered and issued by the Guarantor, the valid obligations of the Guarantor, respectively.

           The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the
Notes:

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

1.1        DEFINITIONS

           "144A DEFINITIVE REGISTERED NOTE" is defined to mean a Definitive Registered Note bearing the 144A Legend.

           "144A GLOBAL NOTE" is defined to mean the Global Note bearing the 144A Legend in bearer form without interest coupons that will be issued on the Issue Date in a principal amount equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A and deposited pursuant to the terms of the Deposit Agreement.

           "144A LEGEND" is defined to mean the legend initially set forth on the 144A Notes in the form set forth in Section 2.7(k)(i).

           "144A NOTES" is defined to mean the 144A Global Note and the 144A Definitive Registered Notes.

           "144A ORDINARY SHARE LEGEND" is defined to mean the legend, if required, set forth on the Ordinary Shares in the form set forth in Section 6.5(d)(i).

           "144A PREFERENCE SHARE LEGEND" is defined to mean the legend set forth on the Preference Shares in the form set forth in Section 6.5(c)(i) if the Preference Shares are issued in certificated form.

           "AFFILIATE" is defined to mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

           "AGENT" means any Registrar or Paying, Conversion and Exchange Agent.

           "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC that apply to such transfer or exchange.

           "BANKRUPTCY LAW" is defined to mean: (i) Title 11 of the US Code;
(ii) the Companies (Jersey) Law 1991; (iii) the Bankruptcy (Desastre) (Jersey) Law 1990; (iii) the UK Insolvency Act 1986; or (iv) any other law of the United States, the Island of Jersey, the United Kingdom, any political subdivision thereof or any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

           "BANKRUPTCY ORDER" has the meaning set forth in Section 7.1(b).

           "BOARD" is defined to mean, with respect to any Person, the Board of Directors of such Person or any committee of such Board authorized to act for it.

           "BOARD RESOLUTION" is defined to mean, with respect to any Person, a copy of a resolution certified by a Director or the Secretary or an Assistant Secretary of such Person as having been duly adopted by the Board of such Person and as being in full force and effect on the date of such certification, and delivered to the Trustee.

           "BOOK-ENTRY DEPOSITARY" is defined to mean the book-entry depositary designated by the Issuer in the Deposit Agreement until a successor depositary shall have become such pursuant to applicable provisions of the Deposit Agreement, and thereafter "BOOK-ENTRY DEPOSITARY" shall mean such successor book-entry depositary.

           "BOOK-ENTRY INTEREST" is defined to mean an indirect beneficial interest in a Global Note held through a corresponding Depositary Interest and shown on, and transferred only through, records maintained in book-entry form by the Depositary.

           "BUSINESS DAY" is defined as any day (other than a Saturday or Sunday) on which DTC and banks in New York and London are open for business.

           "CAPITAL STOCK" is defined to mean, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, whether outstanding at the Issue Date or issued after the Issue Date, including, without limitation, all Common Stock and Preferred Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

           "CAPITALIZED LEASE" is defined to mean, as applied to any Person, any lease or license of, or other agreement conveying the right to use, any property (whether real, personal or mixed, movable or immovable) of which the present value of the obligations of such Person to pay rent or other amounts is required, in conformity with GAAP, to be classified and accounted for as a finance lease obligation.

           "CAPITALIZED LEASE OBLIGATION" is defined to mean the capitalized present value of the obligations to pay rent or other amounts under a Capitalized Lease, determined in accordance with GAAP.

           "CASH EQUIVALENTS" is defined to mean: (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United Kingdom or the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United Kingdom or the United States of America, as the case may be, is pledged in support thereof or such Indebtedness constitutes a general obligation of such country or is issued or fully guaranteed or insured by the Lords Commissioners of Her Majesty's Treasury); (ii) deposits, certificates of deposit or acceptances with a maturity of 180 days or less of any institution which is authorized under the Banking Act (United Kingdom) or is a financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than (pound)250 million (or, if non-sterling denominated, the Sterling Equivalent thereof); (iii) commercial paper with a maturity of 180 days or less issued by a corporation (other than an Affiliate of the Issuer or the Guarantor) organized under the laws of the United Kingdom or any part thereof or the United States or any state thereof or the District of Columbia and rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service; and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government or the Lords Commissioners of Her Majesty's Treasury of the United Kingdom or the United States Government, in each case maturing within one year from the date of acquisition.

           "CHANGE OF CONTROL" is defined to mean the occurrence of any of the following events:

           (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Guarantor;

           (b) the Guarantor consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates or combines with, or merges with or into, the Guarantor, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Guarantor is converted into or exchanged for cash, securities or other property, other than any such transaction where immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
Act), excluding the Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; or

           (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of the Guarantor (together with any new directors whose election by the Board of the Guarantor or whose nomination for election by the stockholders of the Guarantor was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the Board of the Guarantor then in office, including, without limitation, by reason of the provisions of the Guarantor's Articles of Association relating to the rights of certain classes of stockholders of the Guarantor's Common Stock to designate and remove directors of the Guarantor;

provided, however, that:

                  (i) to the extent that one or more regulatory approvals are required for one or more of the events or circumstances described in clauses (a) through (c) to become effective under applicable law, such events or circumstances shall be deemed to have occurred at the time such approvals have been obtained and become effective under applicable law; and

                  (ii) no Change of Control shall be deemed to occur solely by reason of the placement of any Voting Stock held by a Permitted Holder into a trust or similar arrangement as a result of a prohibition under the laws or regulations of the European Community or any of its predecessors or successors (the "EC") or the European Union or any of its predecessors or successors (the "EU") or the UK on the ownership of Voting Stock of the Guarantor by persons not organized under or citizens of a country which is a member of the EC or EU or the UK, if the Guarantor delivers an Opinion of Counsel to the Trustee prior thereto confirming such trust or similar arrangement is necessary as a result of such prohibition.

           "CHANGE OF CONTROL OFFER" has the meaning provided in Section 4.9.

           "CHANGE OF CONTROL PAYMENT" has the meaning provided in Section 4.9.

           "CHANGE OF CONTROL PAYMENT DATE" has the meaning provided in Section 4.9.

           "CHANGE OF CONTROL TRIGGERING EVENT" is defined to mean the occurrence of both a Change of Control and a Rating Decline.

           "CLEARSTREAM BANKING" is defined to mean Clearstream Banking, societe anonyme.

           "COMMON STOCK" is defined to mean, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock or ordinary shares, whether or not outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock or ordinary shares.

           "CONVERSION AND EXCHANGE DATE" has the meaning set forth in Section 6.3(e).

           "CONVERSION AND EXCHANGE NOTICE" has the meaning set forth in Section 6.3(a).

           "CONVERSION AND EXCHANGE NOTICE DATE" has the meaning set forth in
Section 6.3(e).

           "CONVERSION PRICE" is the price at which Preference Shares are issuable upon conversion of the Notes, set forth in Section 6.4.

           "CONVERSION AND EXCHANGE RIGHT" has the meaning set forth in Section 6.1.

           "CURRENCY AGREEMENT" is defined to mean any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Guarantor or any Restricted Subsidiary against fluctuations in currency values.

           "DEALING DAY" means a day on which the London Stock Exchange is open for business.

           "DEBT SECURITIES" is defined to mean any securities (excluding (x) notes or other instruments evidencing commercial loans made by and (y) bills of exchange drawn on, banks or similar financial lending institutions) issued by the Guarantor (including by means of any Guarantee by the Guarantor of securities of another person), whether in a public offering or private placement.

           "DEFAULT" is defined to mean any event that is, or after notice or passage of time or both would be, an Event of Default.

           "DEFAULT AMOUNT" is defined to mean 100% of the Principal Amount of the Notes.

           "DEFINITIVE REGISTERED NOTE" is defined to mean any Note registered in the Register, the form of which is attached hereto as Exhibit B.

           "DEPOSIT AGREEMENT" is defined to mean the Deposit Agreement, dated the date of this Indenture, among the Issuer, the Guarantor, The Bank of New York, as Book-Entry Depositary and Trustee, and the holders and beneficial owners of the Depositary Interests, as amended from time to time in accordance with the provisions thereof.

           "DEPOSITARY" is defined to mean DTC and its nominees and successors.

           "DEPOSITARY INTEREST" is defined to mean a certificateless depositary interest representing a 100% beneficial interest in the applicable Global Note.

           "DTC" is defined to mean the Depository Trust Company.

           "EUROCLEAR" is defined to mean Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

           "EXCHANGE ACT" is defined to mean the US Securities Exchange Act of 1934, as amended.

           "EXCHANGE PRICE" has the meaning set forth in the Memorandum and Articles of Association.

           "EXISTING INDENTURES" is defined to mean the Indenture, dated as of 3 October 1995, between the Company and The Bank of New York, as Trustee, governing the issuance of the Guarantor's 9 5/8% Senior Debentures due 2006 and the Indenture, dated as of 3 October 1995, between the Guarantor and The Bank of New York, as Trustee, governing the issuance of the Guarantor's 11% Senior Discount Debentures due 2007.

           "FAIR MARKET VALUE" is defined to mean, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the Indenture, Fair Market Value shall be determined by the Board of the Guarantor acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.

           "GAAP" is defined to mean, at any date of determination, generally accepted accounting principles in effect in the US which are applicable as of the Issue Date.

           "GLOBAL NOTE(S)" is defined to mean one or more bearer global notes, without coupons, substantially in the form of Exhibit A attached hereto and deposited pursuant to the Deposit Agreement.

           "GOVERNMENT OBLIGATIONS" is defined to mean direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof), for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

           "GUARANTEE" is defined to mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such
Person:

           (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

           (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).

           The term "GUARANTEE" shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

           "GUARANTOR" means the party named as such in the Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

           "HOLDER" is defined to mean (a) in the case of any Global Note, the bearer thereof, which shall initially be the Book-Entry Depositary, and (b) in the case of any Definitive Registered Note, the Person in whose name such Note is registered in the Register.

           "INDEBTEDNESS" is defined to mean, with respect to any Person at any date of determination (without duplication):

           (a) any liability, contingent or otherwise, of such Person for borrowed money;

           (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

           (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto and purchase money obligations);

           (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than 180 days after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

           (e) all obligations of such Person as lessee under Capitalized
Leases;

           (f) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by or is otherwise the legal liability of such Person, provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination, and (B) the amount of such Indebtedness;

           (g) all Indebtedness of other Persons Guaranteed by such Person or which is otherwise the legal liability of such Person to the extent such Indebtedness is Guaranteed by or is otherwise the legal liability of such Person;

           (h) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Protection Obligations; and

           (i) any and all deferrals, renewals, extensions and refundings of, or amendments of or supplements to, any liability or obligation of the kind described in this definition.

           The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

           "INDENTURE" is defined to mean this Indenture as amended or supplemented from time to time pursuant to the terms hereof.

           "INDIRECT PARTICIPANT" is defined to mean a Person who holds a Book-Entry Interest through a Participant.

           "INITIAL PURCHASERS" is defined to mean Merrill Lynch International Limited, Salomon Brothers International Limited, Kleinwort Benson Limited and Cazenove & Co.

           "INTERCOMPANY LOAN" means the intercompany loan agreement, dated the date of this Indenture, between the Guarantor, as borrower, and the Issuer, as lender, pursuant to which the proceeds from the issuance of the Notes on such date are loaned by the Issuer to the Company.

           "INTEREST PAYMENT DATE" when used with respect to any Note, is defined to mean the Stated Maturity of an installment of interest specified in such Note.

           "INTEREST RATE PROTECTION OBLIGATIONS" is defined to mean the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

           "INVESTMENT" is defined to mean, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions, and all purchases or other acquisitions for consideration of Indebtedness, share capital or other securities of any other Person (including Affiliates), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

           "INVESTMENT GRADE" is defined to mean BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's. In the event that the Guarantor shall be permitted to select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

           "ISSUE DATE" is defined to mean 7 July 2000, the original date of issuance of the Notes.

           "LEGAL HOLIDAY" is defined to mean any day other than a Business Day.

           "LIEN" is defined to mean any mortgage, charge, pledge, security interest, encumbrance, lien (statutory or other), hypothecation, assignment for security, claim, or preference or priority or other encumbrance of any kind upon or with respect to any property (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

           "LONDON BUSINESS DAY" is defined to mean a day in London on which banks are open for business and are not required or permitted by law to be closed.

           "LONDON STOCK EXCHANGE" is defined to mean the London Stock Exchange Limited.

           "MATURITY DATE" is defined to mean 7 July 2005.

           "MEMORANDUM AND ARTICLES OF ASSOCIATION" is defined to mean the Memorandum and Articles of Association of the Issuer, as in effect on the date of this Indenture or amended thereafter in accordance with Section 4.12 hereof.

           "MOODY'S" is defined to mean Moody's Investors Service Limited and its successors.

           "NOMINAL SHARES" has the meaning set forth in the Memorandum and Articles of Association.

           "NOTEHOLDER" is defined to mean any Holder of Notes.

           "NOTE GUARANTEE" is defined to mean the guarantee by the Guarantor of the Issuer's obligations hereunder more fully set out in Article 11.

           "OFFICER" is defined to mean, with respect to any Person, the Chairman of the Board, the Deputy Chairman of the Board, the Chief Executive Officer, the Finance Director, any Senior Vice President, the Chief Operating Officer, the Treasurer, the General Counsel and Secretary, the Controller or any Director of such Person.

           "OFFICER'S CERTIFICATE" is defined to mean a certificate signed by any of the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Finance Director or the Secretary of the relevant Person.

           "OPINION OF COUNSEL" is defined to mean a written opinion from legal counsel who is reasonably acceptable to the Trustee, which may include an individual employed as counsel to the Trustee.

           "ORDINARY SHARES" is defined to mean (i) the ordinary shares, 10 pence nominal value, of the Guarantor issuable upon exercise of a Conversion and Exchange Right and (ii) all other rights, securities, cash or property which become issuable upon exercise of a Conversion and Exchange Right in accordance with the terms of the Memorandum and Articles of Association and the Preference Share Guarantee.

           "PARI PASSU DEBT SECURITIES" is defined to mean any Debt Securities that rank pari passu in right of payment to the Note Guarantee.

           "PARTICIPANT" means a Person who has an account with DTC (which includes Euroclear and Clearstream Banking).

           "PAYING, CONVERSION AND EXCHANGE AGENCY AGREEMENT" is defined to mean the Paying, Conversion and Exchange Agency Agreement, dated the date of this Indenture, among the Issuer, the Guarantor, The Bank of New York, as Principal

Paying, Conversion and Exchange Agent, the Trustee, the Book-Entry Depositary, Lloyds TSB Registrar, as Transfer Agent, and Ogier Secretaries Limited, as Preference Share Registrar, as amended from time to time in accordance with the provisions thereof.

           "PAYING, CONVERSION AND EXCHANGE AGENT" has the meaning provided in
Section 2.3.

           "PERMITTED HOLDERS" is defined to mean TeleCommunications Inc., a Delaware corporation, MediaOne Group, Inc., a Delaware corporation, Liberty Media Corporation, a Delaware corporation, any holding company formed to hold a majority of Voting Stock of Liberty Media Corporation, AT&T Corp., a New York corporation, Microsoft Corporation, a Delaware corporation, and their controlled Affiliates.

           "PERMITTED LIENS" means:

           (a) Liens incurred or deposits made to secure the performance of tenders, bids, leases, subleases, statutory or regulatory obligations, licenses, sublicenses, obligations for utilities, surety and appeal bonds or other obligations of a like nature incurred in the ordinary course of business;

           (b) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

           (c) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business of the Issuer and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings;

           (d) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Issuer incurred in the ordinary course of business;

           (e) Liens arising by reason of judgement, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

           (f) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or other similar legislation and other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements); and

           (g) any interest or title of a lessor in the property subject to any lease which, in each case, is permitted under the Indenture.

           "PERSON" is defined to mean any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

           "PREFERENCE SHARE GUARANTEE" is defined to mean the guarantee, dated the date of this Indenture, among the Issuer, the Guarantor and the Trustee, pursuant to which the Guarantor has guaranteed certain obligations of the Issuer in respect of the Preference Shares, as amended from time to time in accordance with the provisions thereof.

           "PREFERENCE SHARE REGISTRAR" means Ogier Secretaries Limited, as registrar for the Preference Shares and any successor thereto that becomes a party to the Paying, Conversion and Exchange Agency Agreement.

           "PREFERENCE SHARES" has the meaning set forth in the Memorandum and Articles of Association.

           "PREFERRED STOCK" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred stock or preference shares, whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred stock or preference shares of such Person.

           "PRINCIPAL PAYING, CONVERSION AND EXCHANGE AGENT" has the meaning provided in Section 2.3.

           "POUNDS STERLING" is defined to mean the lawful currency of the United Kingdom.

           "PRINCIPAL," "PRINCIPAL," "PRINCIPAL AMOUNT" or "PRINCIPAL AMOUNT" of a debt security (including the Notes) is defined to mean the principal amount of the security plus, when appropriate, the premium, if any, on the security. Such amount shall, if applicable, be calculated by reference to the last sentence of the definition of "Indebtedness."

           "QIB" is defined to mean a "qualified institutional buyer," as defined in Rule 144A.

           "RATING AGENCIES" is defined to mean: (i) S&P, (ii) Moody's, and
(iii) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Guarantor, which shall be substituted for S&P or Moody's or both, as the case may be.

           "RATING CATEGORY" is defined to mean: (i) with respect to S&P, any of the following categories BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P, 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB to BB-, as well as from BB- to B+, will constitute a decrease of one gradation).

           "RATING DATE" is defined to mean that date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention by the Guarantor or any Permitted Holder to effect a Change of Control.

           "RATING DECLINE" is defined to mean the occurrence on, or within six months after, the date of public notice of the occurrence of a Change of Control or of the intention by the Guarantor or any Permitted Holder to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of any of:

           (a) in the event the Notes are rated by both Moody's and S&P on the Rating Date as Investment Grade, the rating of the Notes by either Rating Agency shall be below Investment Grade;

           (b) in the event the Notes are rated by either, but not both, of the Rating Agencies on the Rating Date as Investment Grade, the rating of the Notes by both Rating Agencies shall be below Investment Grade;

           (c) in the event the Notes are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories); or

           (d) in the event the Notes are not rated, a Rating Decline (as defined in the Existing Indentures) occurs.

           "RECORD DATE" has the meaning provided in Section 2.4(b).

           "REDEMPTION DATE" is defined to mean, with respect to any Note, the date on which such Note is to be redeemed by the Issuer pursuant to the terms of the Notes.

           "REGISTER" has the meaning provided in Section 2.3.

           "REGISTRAR" has the meaning provided in Section 2.3.

           "REGULATION S" is defined to mean Regulation S under the Securities Act.

           "REGULATION S DEFINITIVE REGISTERED NOTE" is defined to mean a Definitive Registered Note bearing the Regulation S Legend.

           "REGULATION S GLOBAL NOTE" is defined to mean the Global Note bearing the Regulation S Legend in bearer form without interest coupons that will be issued on the Issue Date in a principal amount equal to the outstanding principal amount of the Notes sold in reliance on Regulation S and deposited pursuant to the terms of the Deposit Agreement.

           "REGULATION S LEGEND" is defined to mean the legend initially set forth on the Regulation S Notes in the form set forth in Section 2.7(k)(ii).

           "REGULATION S ORDINARY SHARE LEGEND" is defined to mean the legend, if required, set forth on the Ordinary Shares in the form set forth in Section 6.5(d)(ii).

           "REGULATION S PREFERENCE SHARE LEGEND" is defined to mean the legend set forth on the Preference Shares in the form set forth in Section 6.5(c)(ii) if the Preference Shares are issued in certificated form.

           "REGULATION S NOTES" is defined to mean the Regulation S Global Notes and the Regulation S Definitive Registered Notes.

           "RESPONSIBLE OFFICER" is defined to mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

           "RESTRICTED SUBSIDIARY" is defined to mean any Subsidiary of the Guarantor (including any newly acquired or newly formed Subsidiary of the Guarantor) other than an Unrestricted Subsidiary.

           "RULE 144A" is defined to mean Rule 144A under the Securities Act.

           "S&P" is defined to mean Standard & Poor's Corporation.

           "SEC" means the US Securities and Exchange Commission.

           "SECURITIES ACT" is defined to mean the US Securities Act of 1933, as amended.

           "SHARE EXCHANGE RIGHT" has the meaning set forth in the Memorandum and Articles of Association.

           "SIGNIFICANT SUBSIDIARY" is defined to mean, at any date of determination, any Restricted Subsidiary of the Guarantor that, together with its Subsidiaries, (i) for the most recent fiscal year of the Guarantor, accounted for more than 10% of the consolidated revenues of the Guarantor and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Guarantor and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Guarantor for such fiscal year.

           "STATED MATURITY" is defined to mean: (i) with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final installment of principal of such Indebtedness is due and payable; and
(ii) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified in such Indebtedness as the fixed date on which such installment is due and payable.

           "STERLING EQUIVALENT" is defined to mean, with respect to any monetary amount in a currency other than Pounds Sterling, at any time for the determination thereof, the amount of Pounds Sterling obtained by converting such foreign currency involved in such computation into Pounds Sterling at the spot rate for the purchase of Pounds Sterling with the applicable foreign currency as quoted by The Financial Times (London Edition) published on the last London Business Day immediately preceding such determination.

           "SUBORDINATED DEBT SECURITIES" is defined to mean any Debt Securities which are expressly subordinated in right of payment to the Note Guarantee.

           "SUBSIDIARY" is defined to mean, with respect to any Person, any corporation, association or other business entity (i) of which outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

           "TAX" is defined to mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

           "TIA" is defined to mean the US Trust Indenture Act of 1939 (15 US Code ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

           "TRADE PAYABLES" is defined to mean, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

           "TRANSFER AGENT" means Lloyds TSB Registrar, as registrar for the Ordinary Shares and any successor thereto that becomes a party to the Paying, Conversion and Exchange Agency Agreement.

           "TRUSTEE" is defined to mean the party named as such in this Indenture until a successor replaces it in accordance with the provision of this Indenture and thereafter is defined to mean such successor.

           "UK" or "UNITED KINGDOM" is defined to mean the United Kingdom of Great Britain and Northern Ireland.

           "UNRESTRICTED DEFINITIVE REGISTERED NOTE" is defined to mean one or more Definitive Registered Notes that do not and are not required to bear the 144A Legend or the Regulation S Legend.

           "UNRESTRICTED SUBSIDIARY" is defined to mean any entity designated as an "UNRESTRICTED SUBSIDIARY" of the Guarantor in accordance with the Indenture, dated November 9, 1998 between the Guarantor and The Bank of New York, as Trustee.

           "US" or "UNITED STATES" is defined to mean the United States of America and its territories and possessions and any other areas subject to its jurisdiction.

           "VOTING STOCK" is defined to mean with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

           "WHOLLY-OWNED" is defined to mean, with respect to any Subsidiary of any Person, any Subsidiary all of the outstanding Capital Stock (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) of which is owned by such Person or one or more Wholly-Owned Subsidiaries of such Person.

1.2        INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

           This Indenture will at all times be subject to, and shall be governed by the provisions of the TIA applicable to, indentures qualified thereunder whether or not this Indenture has been qualified under the TIA, and any reference to actions required to be taken by or in accordance with the TIA shall apply as if this Indenture were so qualified under the TIA. Whenever this Indenture refers to a provision of the TIA, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

           (a) "COMMISSION" means the SEC;

           (b) "INDENTURE DEBENTURE" means the Notes;

           (c) "INDENTURE SECURITY HOLDER" means a Holder or Noteholder;

           (d) "INDENTURE TO BE QUALIFIED" means this Indenture;

           (e) "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

           (f) "OBLIGOR" on the indenture debenture means the Issuer or any other obligor on the Notes.

           All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings so assigned to them therein.

1.3        RULES OF CONSTRUCTION

           Unless the context otherwise requires:

           (a) a term has the meaning assigned to it;

           (b) "OR" is not exclusive;

           (c) words in the singular include the plural, and words in the plural include the singular;

           (d) "HEREIN," "HEREOF" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subsection;

           (e) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Guarantor and the Issuer; and

           (f) "US DOLLARS," "UNITED STATES DOLLARS," "US$" and the symbol "$" each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and the symbol "(POUND)" and "POUNDS STERLING" refer to pounds or pounds Sterling, or such other money of the United Kingdom that at the time of payment is legal tender for payment of public and private debts.

                                    ARTICLE 2
                                    THE NOTES

2.1        FORM AND DATING

           (a) Global Notes. Notes offered and sold in reliance on Rule 144A to QIBs who elect to take delivery thereof in the form of Book-Entry Interests shall be issued initially in the form of a 144A Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby pursuant to the Deposit Agreement, duly executed by the Issuer and the Guarantor, and authenticated by the Trustee as hereinafter provided. Notes offered and sold in reliance on Regulation S to purchasers who elect to take delivery thereof in the form of Book-Entry Interests shall be issued initially in the form of the Regulation S Global Note, which shall be deposited pursuant to the Deposit Agreement, duly executed by the Issuer and the Guarantor, and authenticated by the Trustee as hereinafter provided.

           Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and transfers of interests therein, and conversions thereof, in accordance with the terms of this Indenture.

           Ownership of interests in the Global Notes will be limited to persons that have accounts with DTC, including Euroclear and Clearstream Banking, or Indirect Participants. Book-Entry Interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its Participants. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream Banking shall be applicable to interests in Global Notes held by Indirect Participants through Euroclear and Clearstream Banking.

           Except as set forth in Section 2.7(a) hereof, the Global Notes may be transferred, in whole and not in part, only to a successor of the Book-Entry Depositary in accordance with the Deposit Agreement.

           (b) Definitive Registered Notes. Definitive Registered Notes issued upon transfer of a Book-Entry Interest or a Definitive Registered Note, or in exchange for a Book-Entry Interest or a Definitive Registered Note, shall be issued in accordance with this Indenture and the Paying, Conversion and Exchange Agency Agreement.

           (c) Book-Entry Provisions. Neither the Depositary nor the Participants shall have any rights either under this Indenture or under any Global Note held on their behalf by the Book-Entry Depositary. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Guarantor, the

Trustee or any Agent of the Issuer, the Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or the Book-Entry Depositary or impair, as between the Book-Entry Depositary and the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

           (d) Note Forms. The provisions of the form of Notes contained in Exhibit A and Exhibit B hereto are incorporated herein by reference. The Global Notes shall be issuable only in bearer form and the Definitive Registered Notes shall be issuable only in registered form. The Notes shall be issued without coupons and only in denominations of $1,000 principal amount or any integral multiple thereof.

           (e) Dating. Each Note shall be dated the date of its authentication.

2.2        EXECUTION AND AUTHENTICATION

           An Officer of the Issuer shall execute the Notes on behalf of the Issuer by manual or facsimile signature. The Issuer's seal may but need not be impressed, affixed, imprinted or reproduced on the Notes.

           If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, the Note shall be valid nevertheless.

           A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

           The Trustee shall authenticate Notes on the Issue Date in an aggregate principal amount of $500.0 million, upon receipt of an Officer's Certificate signed by an Officer of the Issuer directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with. In no event may the aggregate principal amount of Notes outstanding at any time exceed $500.0 million, except as provided in Section 2.8.

           The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Issuer or with any of the Issuer's Affiliates.

2.3        REGISTRAR AND PAYING, CONVERSION AND EXCHANGE AGENT

           The Issuer shall maintain (i) an office or agency in each of the Borough of Manhattan in The City of New York, State of New York where Definitive Registered Notes may be presented for registration of transfer or for exchange (the "REGISTRAR"), (ii) an office or agency in the Borough of Manhattan, The City of New York, State of New York where Notes may be presented for payment, conversion and annotation of increases and decreases of the principal amount thereof, (iii) for so long as the Notes are listed on the London Stock Exchange, an office or agency in London, England where Notes may be presented for payment, conversion and annotation of increases and decreases of the principal amount thereof, and (iv) an office or agency where notices and demands to or upon the Issuer and/or the Guarantor in respect of the Notes and this Indenture may be served. Each such office or agency referred to in clause (i) above shall be referred to as the "REGISTRAR," each such office or agency referred to in clause
(ii) above shall be referred to as the "PRINCIPAL PAYING, CONVERSION AND EXCHANGE AGENT," each such office or agency referred to in clause (iii) shall be referred to as a "PAYING, CONVERSION AND EXCHANGE AGENT," and together, they shall be referred to as the "PAYING, CONVERSION AND EXCHANGE AGENTS."

           The Issuer may appoint one or more co-Registrars and one or more additional Paying, Conversion and Exchange Agents and the terms "REGISTRAR" and "PAYING, CONVERSION AND EXCHANGE AGENT" shall include any such additional co-Registrar or Paying, Conversion and Exchange Agent, as applicable; provided, however, that in no event may (i) the Principal Paying, Conversion and Exchange Agent be resident in the United Kingdom or act in such capacity through any agent resident in the United Kingdom and (ii) the Issuer, the Guarantor or any of their Affiliates act as Paying, Conversion and Exchange Agent. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture and the agreement shall implement the provisions of this Indenture that relate to such Agent. Without limiting the foregoing, each such agreement appointing a Principal Paying, Conversion and Exchange Agent must contain provisions substantially to the effect of Section 2.7 hereof. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying, Conversion and Exchange Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 8.7.

           The Registrar shall keep a register (the "REGISTER") of the Definitive Registered Notes and of their transfer and exchange. Any notice to be given under this Indenture or under the Notes by the Trustee, the Issuer or the Guarantor to Noteholders shall be mailed by first class mail to each Holder of Definitive Registered Notes at their address as it appears at the time of such mailing in the Register, and to the Holder of the Global Note.

           The Issuer and the Guarantor hereby direct and request the Trustee and the Registrar, and each of the Trustee and the Registrar agrees, to maintain the Register at all times outside of the United Kingdom and to ensure that no copy of the Register is transported or otherwise to any location in the United Kingdom.

           The Issuer hereby appoints (i) the corporate trust office of the Trustee at the address set forth in Section 12.2, as a Registrar and the Principal Paying, Conversion and Exchange Agent with respect to the Notes, and as agent for service of notices and demands in connection with the Notes and this Indenture and (ii) the corporate trust office of the Trustee at 46 Berekely Street, London W1X 6AA, England, Attention: Corporate Trust Administration--International Finance Unit, as a Paying, Conversion and Exchange Agent with respect to the Notes.

2.4        HOLDERS TO BE TREATED AS OWNERS; PAYMENTS OF INTEREST

           (a) The Issuer, the Paying, Conversion and Exchange Agents, the Registrar, the Trustee and any agent of the Issuer, any Paying, Conversion and Exchange Agent, the Registrar or the Trustee may deem and treat the person in whose name any Definitive Registered Note is registered as the absolute owner of such Note for the purpose of receiving payment of or on account of the Principal of and, subject to the provisions of this Indenture, interest on such Definitive Registered Note and for all other purposes; and neither the Issuer, any Paying, Conversion and Exchange Agent, the Registrar, the Trustee nor any agent of the Issuer, any Paying, Conversion and Exchange Agent, the Registrar or the Trustee shall be affected by any notice to the contrary. The Issuer, the Principal Paying, Conversion and Exchange Agent, the Registrar, the Trustee and any agent of the Issuer, the Principal Paying, Conversion and Exchange Agent, the Registrar or the Trustee may treat the Holder of the Global Note as the absolute owner thereof for the purposes of receiving payment of or on account of the Principal of and, subject to the provisions of this Indenture, interest on, such Global Note and for all other purposes; and neither the Issuer, the Principal Paying, Conversion and Exchange Agent, the Registrar, the Trustee, nor any agent of the Issuer, the Principal Paying, Conversion and Exchange Agent, the Registrar or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any Note.

           (b) Subject to Section 6.6, the Person in whose name any Definitive Registered Note is registered at the close of business on any record date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding any transfer or exchange of such Definitive Registered Note subsequent to the record date and prior to such Interest Payment Date, except if and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid in accordance with Section 2.13. The term "RECORD DATE" as used with respect to any Interest Payment Date for the Notes shall mean the date specified as such in the Notes. Payments of interest on the Global Note will be made to the Holder of the Global Note on each Interest Payment Date; provided that, in the event of an exchange or transfer of a Book-Entry Interest in a Global Note for Definitive Registered Notes subsequent to a record date or any special record date and prior to or on the related Interest Payment Date or other payment date under Section 2.13, any payment of the interest payable on such payment date with respect to any such Definitive Registered Note shall be made to the Holder of the Global Note, notwithstanding
Section 2.13 or any other provision hereof to the contrary; and further provided that, in the event of any transfer or exchange of a Definitive Registered Note for a Book-Entry Interest in a Global Note subsequent to a record date or any special record date and prior to or on the related Interest Payment Date or other payment date under Section 2.13, any payment of the interest payable on such payment date with respect to any such Definitive Registered Note shall be made, subject to Section 6.6, to the Person in whose name such Definitive Registered Note was registered on such record date notwithstanding Section 2.13.

2.5        PAYING, CONVERSION AND EXCHANGE AGENT TO HOLD MONEY IN TRUST

           Each Paying, Conversion and Exchange Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying, Conversion and Exchange Agent for the payment of principal of, or interest on, the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and the Issuer and the Paying, Conversion and Exchange Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying, Conversion and Exchange Agent need not be segregated except as required by law and in no event shall the Paying, Conversion and Exchange Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require the Paying, Conversion and Exchange Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 7.1(a)(i) or (ii), upon written request to the Paying, Conversion and Exchange Agent, require such Paying, Conversion and Exchange Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying, Conversion and Exchange Agent shall have no further liability for the money delivered to the Trustee.

2.6        NOTEHOLDER LISTS

           The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it from the Registrar of the names and addresses of the Holders of Definitive Registered Notes. The Issuer shall furnish to the Trustee (if the Trustee is not the Registrar) and each Paying, Conversion and Exchange Agent at least five Business Days before each Interest Payment Date, and at such other times as they may request in writing, a list in such form and as of such date as they may reasonably require of the names and addresses of the Holders of Definitive Registered Notes, if any.

2.7        TRANSFER AND EXCHANGE

           (a) Transfer and Exchange of Global Notes.

           (i) Transfer of the Global Notes shall be by delivery. The Issuer and the Book-Entry Depositary have agreed that the Global Notes shall only be delivered in the circumstances described in the Deposit Agreement.

           (ii) All Global Notes will be exchanged by the Issuer for Definitive Registered Notes if: (i) DTC is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available; (ii) DTC notifies the Book-Entry Depositary that it is unwilling or unable to act as a clearing system in respect of the Notes or ceases to be a clearing agency registered under the Exchange Act and a successor clearing system is not appointed by the Book-Entry Depositary at the request of the Issuer or the Guarantor within 120 days; (iii) an Event of Default under the Indenture occurs, upon at least 120 days' notice thereof from the Issuer, the Guarantor or the Trustee; or (iv) the Book-Entry Depositary is at any time unwilling or unable to continue as Book-Entry Depositary and a successor Book-Entry Depositary is not appointed by the Issuer or the Guarantor within 120 days. Upon the occurrence of any of the preceding events, Definitive Registered Notes shall be issued in such names as the Book-Entry Depositary shall instruct the Trustee based on the instructions of DTC to the holders of Book-Entry Interests.

           (iii) Global Notes may also be exchanged or replaced, in whole or in part, as provided in Section 2.8 and Section 2.11. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.8 or Section 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note, other than as provided in this Section 2.7(a).

           (b) General Provisions Applicable to Transfers and Exchanges of the Notes.

           Transfers of Book-Entry Interests in the Global Notes (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Note) shall require compliance with this Section 2.7(b), as well as one or more of the other following subparagraphs of Section 2.7, as applicable.

           In connection with all transfers and exchanges of Book-Entry Interests (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Note), the Principal Paying, Conversion and Exchange Agent must receive: (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (2) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and (3) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

           In connection with a transfer or exchange of a Book-Entry Interest for a Definitive Registered Note, the Principal Paying, Conversion and Exchange Agent and the Registrar must receive: (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (2) a written order from a Participant directing the Registrar to cause to be issued a Definitive Registered Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and (3) instructions containing information regarding the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to above.

           In connection with any transfer or exchange of Definitive Registered Notes, the Holder of such Notes shall present or surrender to the Registrar the Definitive Registered Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, in connection with a transfer or exchange of a Definitive Registered Note for a Book-Entry Interest, the Principal Paying, Conversion and Exchange Agent must receive a written order directing the Depositary to credit the account of the transferee in an amount equal to the Book-Entry Interest to be transferred or exchanged.

           Upon satisfaction of all of the requirements for transfer or exchange of Book-Entry Interests in Global Notes contained in this Indenture, the Notes and the Paying, Conversion and Exchange Agency Agreement, the Principal Paying, Conversion and Exchange Agent or the Registrar, as specified in this Section 2.7, shall endorse the relevant Global Note(s) with any increase or decrease and instruct the Book-Entry Depositary to reflect such increase or decrease in the register relating to the CDIs maintained by the Book-Entry Depositary.

           (c) Transfer of Book-Entry Interests in a Regulation S Global Note to Book-Entry Interests in a 144A Global Note.

           A Book-Entry Interest in the Regulation S Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in the 144A Global Note only if the transfer complies with the requirements of Section 2.7(b) above, such transfer takes place after 16 August 2000 and the Principal Paying, Conversion and Exchange Agent receives a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof.

           Upon the receipt of such certificate and the orders and instructions required by Section 2.7(b), the Principal Paying, Conversion and Exchange Agent shall (i) instruct the Book-Entry Depositary to deliver, or cause to be delivered, the Global Notes to the Principal Paying, Conversion and Exchange Agent for endorsement and upon receipt thereof, decrease Schedule A to the Regulation S Global Note and increase Schedule A to the 144A Global Note, by the principal amount of such transfer and (ii) thereafter, return the Global Notes to the Book-Entry Depositary, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.

           (d) Transfer of Book-Entry Interests in the 144A Global Note to Book-Entry Interests in the Regulation S Global Note.

           A Book-Entry Interest in the 144A Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in the Regulation S Global Note only if the transfer complies with the requirements of
Section 2.7(b) above, such transfer takes place after 16 August 2000, and the Principal Paying, Conversion and Exchange Agent receives a certificate from the holder of such Book-Entry Interest in the form of Exhibit C hereto, including the certifications in item 2 or 3 thereof.

           Upon receipt of such certificates and the orders and instructions required by Section 2.7(b), the Principal Paying, Conversion and Exchange Agent shall (i) instruct the Book-Entry Depositary to deliver, or cause to be delivered, the Global Notes to the Principal Paying, Conversion and Exchange Agent for endorsement and, upon receipt thereof, (A) increase Schedule A to the Regulation S Global Note and (B) decrease Schedule A to the 144A Global Note by the principal amount of such transfer and (ii) thereafter, return the Global Notes to the Book-Entry Depositary, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.

           (e) Transfer of Book-Entry Interests in Global Notes to Definitive Registered Notes.

           A holder of a Book-Entry Interest in a Global Note may transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Definitive Registered Note if the transfer complies with the requirements of
Section 2.7(b) above and:

           (i) in the case of a transfer on or before 16 August 2000 by a holder of a Book-Entry Interest in the Regulation S Global Note, the Principal Paying, Conversion and Exchange Agent shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in either (x) item (1) or (y) item (2) thereof;

           (ii) in the case of a transfer after 16 August 2000 by a holder of a Book-Entry Interest in the Regulation S Global Note, the transfer complies with Section 2.7(b);

           (iii) in the case of a transfer by a holder of a Book-Entry Interest in the 144A Global Note to a QIB in reliance on Rule 144A, the Principal Paying, Conversion and Exchange Agent shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

           (iv) in the case of a transfer by a holder of a Book-Entry Interest in the 144A Global Note in reliance on Regulation S, the Principal Paying, Conversion and Exchange Agent shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof; or

           (v) in the case of a transfer by a holder of a Book-Entry Interest in the 144A Global Note in reliance on Rule 144, the Principal Paying, Conversion and Exchange Agent shall have received a certificate to the effect set forth in Exhibit C to the Indenture, including the certifications in item (3) thereof.

           Upon receipt of such certificates and the orders and instructions required by Section 2.7(b), the Principal Paying, Conversion and Exchange Agent shall (i) instruct the Book-Entry Depositary to deliver, or cause to be delivered, the relevant Global Note to the Principal Paying, Conversion and Exchange Agent for endorsement and upon receipt thereof, decrease Schedule A to the relevant Global Note by the principal amount of such transfer, (ii) thereafter, return the Global Note to the Book-Entry Depositary, together with all information regarding the Participant accounts to be debited in connection with such transfer and (iii) deliver to the Registrar the instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such transfer. The Registrar shall cause any Definitive Registered Note issued in connection with a transfer pursuant to Section 2.7(e)(i)(x) or Section 2.7(e)(iii) to have the 144A Legend and, in the case of a transfer under Section 2.7(e)(i)(y), the Regulation S Legend.

           The Issuer shall issue and, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.2 hereof, the Trustee shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so transferred and in the names set forth in the instructions received by the Registrar.

           (f) Transfer of Definitive Registered Notes to Book-Entry Interests in Global Notes.

           Any Holder of a Definitive Registered Note may transfer such Definitive Registered Note to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Global Note only if such transfer occurs after 16 August 2000 and:

           (i) in the case of a transfer by a holder of Regulation S Definitive Registered Notes to a person who takes delivery thereof in the form of a Book-Entry Interest in the Regulation S Global Note, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) or (3) thereof;

           (ii) in the case of a transfer by a holder of Definitive Registered Notes to a QIB in reliance on Rule 144A, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof; or

           (iii) in the case of a transfer by a holder of 144A Definitive Registered Notes in reliance on Regulation S or Rule 144 under the Securities Act, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) or (3) thereof.

           Upon satisfaction of the foregoing conditions, the Registrar shall
(i) deliver the Definitive Registered Notes to the Trustee for cancellation pursuant to Section 2.12 hereof, (ii) record such transfer on the Register,
(iii) instruct the Book-Entry Depositary to deliver (x) in the case of a transfer pursuant to Section 2.7(f)(i) or Section 2.7(f)(iii) above, the Regulation S Global Note and (y) in the case of a transfer pursuant to Section 2.7(f)(ii), the 144A Global Note, (iv) endorse Schedule A to such Global Note to reflect the increase in principal amount resulting from such transfer, and (v) thereafter, return the Global Notes to the Book-Entry Depositary, together with all information regarding the Participant accounts to be credited in connection with such transfer.

           (g) Exchanges of Book-Entry Interests in Global Notes for Restricted Definitive Registered Notes.

           A holder of a Book-Entry Interest in a Global Note may exchange such Book-Entry Interest for a Restricted Definitive Registered Note if the exchange or transfer complies with the requirements of Section 2.7(b) above and the Principal Paying, Conversion and Exchange Agent receives the following:

           (i) if the holder of such Book-Entry Interest in a Global Note proposes to exchange such Book-Entry Interest for a Regulation S Definitive Registered Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in items
           (2)(a) and 2(b) thereof;

           (ii) if the holder of such Book-Entry Interest in a Global Note proposes to exchange such Book-Entry Interest for a 144A Definitive Registered Note, a certificate from such holder in the form of Exhibit D hereto including the certifications in item 2(a) thereof.

           Upon receipt of such certificates and the orders and instructions required by Section 2.7(b), the Principal Paying, Conversion and Exchange Agent shall (i) instruct the Book-Entry Depositary to deliver, or cause to be delivered, the relevant Global Note to the Principal Paying, Conversion and Exchange Agent for endorsement and upon receipt thereof, decrease Schedule A to the relevant Global Note by the principal amount of such exchange, (ii) thereafter, return the Global Note to the Book-Entry Depositary, together with all information regarding the Participant accounts to be debited in connection with such exchange and (iii) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such exchange. The Registrar shall cause all Definitive Registered Notes issued in exchange for a Book-Entry Interest in a Global Note pursuant to this Section 2.7(g) to bear the appropriate legend required by item 2(b) of Exhibit D hereto.

           The Issuer shall issue and, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.2 hereof, the Trustee shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so exchanged and in the names set forth in the instructions received by the Registrar.

           (h) Exchanges of Book-Entry Interests in Global Notes for Unrestricted Definitive Registered Notes.

           A holder of a Book-Entry Interest in a Global Note may exchange such Book-Entry Interest for an Unrestricted Definitive Registered Note only if the Principal Paying, Conversion and Exchange Agent receives the following:

           (i) if the holder of such Book-Entry Interest in a 144A Global Note proposes to exchange such Book-Entry Interest for an Unrestricted Definitive Registered Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof; or

           (ii) if the holder of such Book-Entry Interest in a Regulation S Global Note proposes to exchange such Book-Entry Interest for an Unrestricted Definitive Registered Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item 1(b) thereof.

           Upon receipt of such certificates and the orders and instructions required by Section 2.7(b), the Principal Paying, Conversion and Exchange Agent shall (i) instruct the Book-Entry Depositary to deliver, or cause to be delivered, the relevant Global Note to the Principal Paying, Conversion and Exchange Agent for endorsement and upon receipt thereof, decrease Schedule A to the relevant Global Note by the principal amount of such exchange, (ii) thereafter, return the Global Note to the Book-Entry Depositary, together with all information regarding the Participant accounts to be debited in connection with such exchange and (iii) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such transfer. Any Definitive Registered Note issued in exchange for a Book-Entry Interest pursuant to Section 2.7(h) shall not bear the 144A Legend or the Regulation S Legend.

           The Issuer shall issue and, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.2 hereof, the Trustee shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so exchanged and in the names set forth in the instructions received by the Registrar.

           (i) Exchanges of Definitive Registered Notes for Book-Entry Interests in Global Notes.

           Any Holder of a Restricted Definitive Registered Note may exchange such Note for a Book-Entry Interest in a Global Note if such exchange complies with Section 2.7(b) above, such exchange takes place after 16 August 2000 and the Registrar receives the following documentation:

           (i) if the Holder of a 144A Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a 144A Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

           (ii) if the Holder of a 144A Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in the Regulation S Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof;

           (iii) if the Holder of Regulation S Definitive Registered Notes proposes to exchange such Note for a Book-Entry Interest in the Regulation S Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item 2(a) and
           (b) thereof;

           (iv) if the Holder of an Unrestricted Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in the Regulation S Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item 2(a) thereof;

           Upon satisfaction of the foregoing conditions, the Registrar shall
(i) deliver the Restricted Definitive Registered Note to the Trustee for cancellation pursuant to Section 2.12 hereof, (ii) record such exchange on the Register, (iii) instruct the Book-Entry Depositary to deliver (x) in the case of an exchange pursuant to Section 2.7(i)(i), the 144A Global Note, and (y) in the case of an exchange pursuant to Section 2.7(i)(ii), (iii) or (iv), the Regulation S Global Note, (iv) endorse Schedule A to such Global Note to reflect the increase in principal amount resulting from such exchange, and (v) thereafter, return the Global Notes to the Book-Entry Depositary, together with all information regarding the Participant accounts to be credited in connection with such exchange.

           (j) Transfer of Definitive Registered Notes for Definitive Registered Notes.

           Any Holder of a Restricted Definitive Registered Note may transfer such Note to a Person who takes delivery thereof in the form of Definitive Registered Notes if the transfer complies with Section 2.7(b) above and the Registrar receives the following additional documentation:

           (i) in the case of a transfer on or before 16 August 2000 by a holder of a Regulation S Definitive Registered Note, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in either (x) item (1) or (y) item (2) thereof;

           (ii) in the case of a transfer after 16 August 2000 by a holder of a Regulation S Definitive Registered Note, the transfer shall comply with Section 2.7(b);

           (iii) in the case of a transfer by a holder of a 144A Definitive Registered Note to a QIB in reliance on Rule 144A, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

           (iv) in the case of a transfer by a holder of a 144A Definitive Registered Note in reliance on Regulation S, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof; or

           (v) in the case of a transfer by a holder of a 144A Definitive Registered Note in reliance on Rule 144, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3) thereof.

           Upon the receipt of any Definitive Registered Note, the Registrar shall deliver the surrendered Definitive Registered Note to the Trustee for cancellation pursuant to Section 2.12 hereof and complete and deliver to the Issuer (A) in the case of a transfer pursuant to Section 2.7(j)(i)(x) or Section 2.7(j)(iii), a 144A Definitive Registered Note and (B) in the case of a transfer pursuant to Section 2.7(j)(ii) or Section 2.7(j)(iv), a Regulation S Definitive Registered Note and (C) in the case of a transfer pursuant to Section 2.7(j)(v), an Unrestricted Definitive Registered Note. The Issuer shall execute and the Trustee shall authenticate and deliver such Definitive Registered Note to the Person as the Holder of the surrendered Definitive Registered Note shall designate.

           (k) Legends.

           (i) 144A Legend. The following legends shall appear on the face of all 144A Notes issued under the Indenture, unless the Issuer determines otherwise in compliance with applicable law:

                     THIS SENIOR CONVERTIBLE NOTE DUE 2005 AND ANY INTEREST HEREIN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ANY OFFER, SALE, PLEDGE OR OTHER TRANSFER THEREOF MUST BE MADE ONLY (A) (I) TO A PERSON WHOM THE PURCHASER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"),
                     (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (IV) TO TELEWEST COMMUNICATIONS PLC OR ANY SUBSIDIARY THEREOF AND (B) IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION.

                     CONVERSION OF THIS NOTE AND ANY INTEREST HEREIN IS SUBJECT TO SATISFACTION OF CERTAIN REQUIREMENTS SET FORTH IN THE INDENTURE RELATED HERETO, AND ANY PREFERENCE SHARES ISSUED

                     ON SUCH CONVERSION WILL BE SUBJECT TO THE SAME TRANSFER RESTRICTIONS REFERRED TO ABOVE.

           (ii) Regulation S Legend. The following legends shall appear on the face of all Regulation S Notes issued under the Indenture, unless the Issuer determines otherwise in compliance with applicable law:

                     THIS SENIOR CONVERTIBLE NOTE DUE 2005 AND ANY INTEREST HEREIN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ON OR PRIOR TO 16 AUGUST 2000, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (I) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S") OR (II) TO TELEWEST COMMUNICATIONS PLC OR ANY SUBSIDIARY THEREOF. AFTER 16 AUGUST 2000, THIS NOTE AND ANY INTEREST HEREIN MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE SECURITIES ACT AND ALL APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION.

                     CONVERSION OF THIS NOTE AND ANY INTEREST HEREIN IS SUBJECT TO SATISFACTION OF CERTAIN REQUIREMENTS SET FORTH IN THE INDENTURE RELATED HERETO, AND ANY PREFERENCE SHARES ISSUED ON SUCH CONVERSION WILL BE SUBJECT TO THE SAME TRANSFER RESTRICTIONS REFERRED TO ABOVE.

           (l) Cancellation.

           At such time as all Book-Entry Interests have been exchanged for Definitive Registered Notes or all Global Notes have been redeemed or converted, the Global Notes shall be returned to the Trustee for cancellation in accordance with Section 2.12 hereof.

           (m) General Provisions Relating to All Transfers and Exchanges.

           (i) To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Registered Notes upon the Issuer's order or at the Registrar's request.

           (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any taxes, duties or governmental charge payable in connection therewith (other than any such taxes, duties or governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 4.9 and 10.5 hereof).

           (iii) All Global Notes and Definitive Registered Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes shall be the valid obligations of the Issuer and the Guarantor, evidencing the same debt, and entitled to


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
           the same benefits under this Indenture, as the Global Notes or Definitive Registered Notes surrendered upon such registration of transfer or exchange.

           (iv) The Issuer shall not be required to register the transfer of or, to exchange, Definitive Registered Notes during (1) a period beginning at the opening of business 15 calendar days before any Redemption Date and ending at the close of business on the Redemption Date, (2) a period beginning at the opening of business 15 calendar days immediately prior to the Maturity Date, (3) a period beginning at the opening of business on the record date with respect to any Interest Payment Date and ending at the close of business on such Interest Payment Date, (4) in respect of which a Conversion and Exchange Notice has been delivered or (5) which the holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control offer.

           (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owners of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.

           (vi) The Trustee shall authenticate Global Notes and Definitive Registered Notes in accordance with the provisions of Section 2.2 hereof.

2.8        REPLACEMENT NOTES.

           If a mutilated Definitive Registered Note is surrendered to the Registrar or the Trustee, if a mutilated Global Note is surrendered to the Issuer or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note in such form as the Notes mutilated, lost, destroyed or wrongfully taken if, in the case of a lost, destroyed or wrongfully taken Note, the Holder of such Note furnishes to the Issuer, the Trustee and, in the case of a Definitive Registered Note, the Registrar, evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note. If required by the Trustee, the Registrar (in the case of a Definitive Registered
Note) or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of each to protect the Issuer, the Registrar (in the case of a Definitive Registered Note) or the Trustee from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer's exceptional out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee's expenses in replacing such Note. Every replacement Note shall constitute an additional obligation of the Issuer.

2.9        OUTSTANDING NOTES

           The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.1 and 9.2, on or after the date on which the conditions set forth in Section 9.1 or 9.2 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.9 as not


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
outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

           If a Note is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

           If the principal amount of any Note is considered to be paid under
Section 4.1, it ceases to be outstanding and interest thereon shall cease to accrue.

           If a Paying, Conversion and Exchange Agent holds, in its capacity as such, on any Maturity Date or on any Redemption Date, money sufficient to pay all accrued interest and Principal with respect to such Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

2.10       TREASURY NOTES

           In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or an Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes that the Trustee actually knows are so owned shall be so disregarded.

2.11       TEMPORARY NOTES

           Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

2.12       CANCELLATION

           The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying, Conversion and Exchange Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer or exchange, or payment, purchase or conversion. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement, cancellation, purchase or conversion and shall dispose of canceled Notes in accordance with its policy of disposal, unless the Issuer directs the Trustee to return such Notes to the Issuer, and, if so disposed, shall deliver a certificate of disposition thereof to the Issuer. The Issuer may not reissue or resell, or issue new Notes to replace, Notes that the Issuer has redeemed, paid, purchased or converted, or that have been delivered to the Trustee for cancellation.


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
2.13       DEFAULTED INTEREST

           If the Issuer defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to (a) the Persons who are Holders of Definitive Registered Notes, if any, on a subsequent special record date, which date shall be at least five Business Days prior to the payment date for such defaulted interest and (b) if the Global Note is still outstanding, to the Holder of the Global Note on such payment date. The Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Issuer shall mail to each Holder of Definitive Registered Notes, if any, and, if any Global Note is still outstanding, to the Book-Entry Depositary and the Depositary, a notice that states the special record date, the payment date and the amount of defaulted interest and interest payable on such defaulted interest, if any, to be paid.

2.14       CUSIP NUMBER AND ISIN NUMBER

           The Issuer in issuing the Notes may use a "CUSIP" number or an "ISIN" number, and if so, such CUSIP number or ISIN number shall be included in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer will promptly notify the Trustee of any change in the CUSIP number or ISIN number.

2.15       DEPOSIT OF MONEYS

           Prior to 12:00 noon in the location of each Paying, Conversion and Exchange Agent, on the Business Day preceding each Interest Payment Date and on the Maturity Date, and on the Business Day immediately following any acceleration of the Notes pursuant to Section 7.2, the Issuer shall deposit with the Paying, Conversion and Exchange Agent in immediately available funds money (in US dollars) sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date or Business Day, as the case may be, in a timely manner which permits the Paying, Conversion and Exchange Agents to remit payment to the Holders on such Interest Payment Date, Maturity Date or Business Day, as the case may be.

                                    ARTICLE 3
                                   REDEMPTION

3.1        ELECTION TO REDEEM; NOTICES TO TRUSTEE

           If the Issuer elects to redeem Notes pursuant to Paragraph 6 of the Notes, it shall notify the Trustee and each Paying, Conversion and Exchange Agent in writing of the Redemption Date.

           The Issuer shall give each notice provided for in this Section 3.1 at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officer's Certificate stating that such redemption will comply with the conditions contained herein and in the Notes.

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
3.2        NOTICE OF REDEMPTION

           At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail or cause the mailing of a notice of redemption by first-class mail to each Holder of Notes to be redeemed and to the Trustee and the Paying, Conversion and Exchange Agents. The notice shall identify the Notes to be redeemed and shall state:

           (a) the Redemption Date;

           (b) the paragraph of the Notes pursuant to which the Notes are being redeemed;

           (c) the redemption price (or, to the extent the redemption price is not determinable at the time the notice is mailed to Holders, the basis of the calculation of the redemption price) and the amount of accrued interest, if any, to be paid;

           (d) the name and address of each Paying, Conversion and Exchange
Agent;

           (e) that Global Notes called for redemption must be surrendered to the Principal Paying, Conversion and Exchange Agent and all Definitive Registered Notes called for redemption must be surrendered to a Paying, Conversion and Exchange Agent to collect the redemption price and accrued interest, if any;

           (f) that Holders may exercise their Conversion and Exchange Right with respect to Notes called for redemption at any time before the close of business (at the place where the relevant Note is delivered for conversion) on the tenth Business Day prior to the Redemption Date, except that if there is a default in making payment in respect of such Note on the Redemption Date, the Conversion and Exchange Right may be exercised up to the close of business (at the place aforesaid) on the date on which such redemption payment is made and notice thereof is given;

           (g) that Holders who want to convert their Notes must satisfy the requirements in Article 6 hereof;

           (h) that, unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the relevant Paying, Conversion and Exchange Agent of the Notes redeemed; and

           (i) the CUSIP Number and/or ISIN number, if any, pursuant to Section 2.14.

           At the Issuer's request made not less than 15 days prior to the latest date notice to Holders may be mailed pursuant to this Section 3.2, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense.

3.3        EFFECT OF NOTICE OF REDEMPTION

           Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, and interest on Notes called for redemption will cease to accrue from and after the Redemption Date (unless the Issuer defaults in providing the funds for such redemption) and such Notes will then cease to be outstanding. Upon surrender to the Paying, Conversion and Exchange Agent, such Notes shall be paid at the redemption price plus accrued interest, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders which would otherwise have been entitled thereto pursuant to this Indenture and the Notes.

3.4        DEPOSIT OF REDEMPTION PRICE

           Prior to 12:00 noon in the location of each Paying, Conversion and Exchange Agent on the Business Day preceding any Redemption Date, the Issuer shall deposit with each Paying, Conversion and Exchange Agent in immediately available funds money (in US dollars) sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date.

                                   ARTICLE 4
                                   COVENANTS

4.1        PAYMENT OF NOTES

           The Issuer shall pay the principal of, and interest on, the Notes on the dates and in the manner provided in the Notes and this Indenture.

           An installment of principal or interest shall be considered paid on the date due if the Principal Paying, Conversion and Exchange Agent holds on such date immediately available funds (in US dollars) designated for and sufficient to pay such installment.

           Subject to Section 6.6(a), the principal of the Notes shall bear interest starting from the Issue Date. In the case of a default in payment of Principal upon acceleration, redemption or purchase, the overdue Principal shall bear interest and such interest shall be payable as provided in the next succeeding paragraph.

           The Issuer shall pay interest on overdue Principal and interest on overdue installments of interest, to the extent lawful, at a rate equal to that borne by the Notes. Any such interest shall be payable on demand and shall be compounded semiannually on each 7 January and 7 July.

4.2        MAINTENANCE OF OFFICE OR AGENCY

           The Issuer shall maintain the offices and agencies specified in
Section 2.3.

4.3        CORPORATE EXISTENCE

           Subject to Article 5, the Issuer and the Guarantor shall do or cause to be done, at their own cost and expense, all things necessary to, and will cause the Guarantor's Restricted Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Issuer, the Guarantor and each of the Guarantor's Restricted Subsidiaries; provided that none of the Issuer, the Guarantor or any of the Guarantor's Restricted Subsidiaries shall be required to preserve any such rights, licenses or franchises if such rights, licenses or franchises will be replaced or if the Board of the Guarantor shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer, the Guarantor or such Restricted Subsidiary, as the case may be, and the loss thereof is not adverse in any material respect to the Holders; provided, further, that any Restricted Subsidiary of the Guarantor may be merged into or wound up and liquidated into the Guarantor or any other Restricted Subsidiary of the Guarantor.

4.4        PAYMENT OF TAXES AND OTHER CLAIMS

           Each of the Issuer and the Guarantor shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon its or its respective Subsidiaries' income, profits or property and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property; provided that neither the Issuer nor the Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts any reserves required in accordance with GAAP have been made.

4.5        MAINTENANCE OF PROPERTIES; INSURANCE; BOOKS AND RECORDS; COMPLIANCE
           WITH LAW

           (a) Each of the Issuer and Guarantor shall, and the Guarantor shall cause each of its Restricted Subsidiaries to, at all times cause all properties used or useful in the conduct of its respective business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

           (b) Each of the Issuer and Guarantor shall, and the Guarantor shall cause each of its Restricted Subsidiaries to, maintain insurance (which may include self-insurance) in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

           (c) Each of the Issuer and Guarantor shall, and the Guarantor shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Guarantor and each Subsidiary of the Guarantor, in accordance with GAAP consistently applied to the Guarantor and its Subsidiaries taken as a whole.

           (d) Each of the Issuer and Guarantor shall, and the Guarantor shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or financial condition of the Guarantor and its Subsidiaries taken as a whole.

4.6        COMPLIANCE CERTIFICATES

           (a) The Issuer and the Guarantor shall deliver to the Trustee within 90 days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2000, an Officer's Certificate of the Issuer and the Guarantor (the signatory to which shall be either the principal executive officer, principal financial officer or principal accounting officer of the

Issuer and the Guarantor) stating: (i) that a review has been conducted of the activities of the Issuer, the Guarantor and the Guarantor's Restricted Subsidiaries under the supervision of the signing Officers with a view to determining whether each of the Guarantor and the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture; and (ii) that, to the best knowledge of each Officer signing such certificate, each of the Guarantor and the Issuer has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof (or, if a Default or Event of Default shall have occurred, specifying each such Default or Event of Default and describing its status and what action the Guarantor and/or the Issuer, as applicable, is taking or proposes to take with respect thereto).

           (b) The annual financial statements delivered pursuant to Section 4.7 shall be accompanied by a written statement of the Guarantor's and the Issuer's independent public accountants that in making the examination necessary for certification of such annual financial statements nothing as to which such accountants have professional competence has come to their attention that would lead them to believe that either the Guarantor or the Issuer has violated any provisions of this Indenture as to which such accountants have professional competence, or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

           (c) Each of the Guarantor and the Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly after any Officer of the Guarantor or the Issuer, as applicable, becomes aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Guarantor or the Issuer, as applicable, is taking or proposes to take with respect thereto.

4.7        REPORTS

           (a) Whether or not permitted under the Exchange Act, neither the Issuer nor the Guarantor shall, for a period of two years following the Issue Date, file any notice pursuant to the Exchange Act terminating its respective obligation to file reports under Section 13 or 15 of the Exchange Act. In addition, both the Guarantor and the Issuer shall, for such two-year period, use its respective reasonable best efforts to timely file all reports required to be filed by it pursuant to Sections 13 and 15 of the Exchange Act.

           (b) The Issuer and the Guarantor will furnish to the Holders and file with the SEC:

           (i) within 120 days after the end of each fiscal year, (1) audited year-end consolidated financial statements prepared in accordance with either (A) US GAAP or (B) UK GAAP reconciled to US GAAP and (2) with respect to the Guarantor, the information described in Item 303 of Regulation S-K under the Securities Act (e.g., Management's Discussion and Analysis); and

           (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year (1) unaudited quarterly consolidated financial statements prepared in accordance with either (A) US GAAP or (B) UK GAAP without reconciliation to US GAAP and (2) with respect to the Guarantor, the information described in Item 303 of Regulation S-K under the Securities Act, with respect to such period.

           (c) The Issuer and the Guarantor shall deliver to the Trustee, within 30 days after it files them with the SEC, copies of any annual and periodic reports which either the Issuer or the Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Issuer and the Guarantor shall also comply with the other provisions of TIA ss. 314(a).

           (d) So long as any of the Notes remain outstanding and during any period in which the Issuer or the Guarantor is neither subject to Section 13 or 15(d) of the Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b) under the Exchange Act, the Issuer or the Guarantor, as applicable, will make available to any holder of the Notes or Book-Entry Interests in connection with any sale thereof and any prospective purchaser of such Notes or Book-Entry Interests from such holder, the information required by Rule 144A(d)(4).

4.8        LIMITATION ON LIENS SECURING CERTAIN INDEBTEDNESS

           The Guarantor will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, which secure either (x) Subordinated Debt Securities unless the Note Guarantee and the Preference Share Guarantee are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Debt Securities or (y) Pari Passu Debt Securities, unless the Note Guarantee and the Preference Share Guarantee are equally and ratably secured with the Liens securing such Pari Passu Debt Securities.

4.9        CHANGE OF CONTROL

           Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require the repurchase of its Notes by the Issuer in cash pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). The Issuer is not required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes a Change of Control Offer that would be in compliance with the provisions described in this Section 4.9 if it were made by the Issuer and purchases the Notes validly tendered and not withdrawn.

           Prior to the mailing of the notice to Holders provided for in this
Section 4.9, but in any event within 30 days following any Change of Control Triggering Event, each of the Issuer and the Guarantor covenants to:

           (a) repay in full all Indebtedness of the Guarantor that would prohibit the Guarantor from making payments to the Issuer under the Intercompany Loan or otherwise to fund the repurchase by the Issuer of the Notes as provided for in this Section 4.9; or

           (b) obtain any requisite consents under instruments governing any such Indebtedness of the Guarantor to permit the Guarantor to make such payments to the Issuer to fund the repurchase by the Issuer of the Notes as provided for in this Section 4.9.

           The Guarantor and the Issuer shall first comply with the covenant in clauses (a) and (b) above before the Issuer shall be required to repurchase Notes pursuant to this Section 4.9.

           Within 30 days following the Change of Control Triggering Event, the Issuer shall mail a notice to the Trustee, the Paying, Conversion and Exchange Agents, the Registrar and each Holder stating:

           (i) that a Change of Control Triggering Event has occurred, that the Change of Control Offer is being made pursuant to this Section 4.9 and that all Notes validly tendered will be accepted for payment;

           (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "CHANGE OF CONTROL PAYMENT DATE");

           (iii) that any Note not tendered will continue to accrue interest pursuant to its terms and have Conversion and Exchange Rights attached to it;

           (iv) that, unless the Issuer defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

           (v) that Holders electing to have any Note or portion thereof purchased pursuant to the Change of Control Offer will be required to surrender such Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Note completed, to, in the case of Book-Entry Interests in a Global Note, the Principal Paying, Conversion and Exchange Agent and, in the case, of Definitive Registered Notes, any Paying, Conversion and Exchange Agent, in each case, at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date;

           (vi) that Holders will be entitled to withdraw their election if the relevant Paying, Conversion and Exchange Agent receives, not later than the close of business on the Business Day immediately preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

           (vii) that in the case of Definitive Registered Notes to be purchased only in part, the Issuer will issue new Definitive Registered Notes equal in principal amount to the unpurchased portion of the Definitive Registered Notes surrendered; provided that each such Definitive Registered Note purchased and each new Definitive Registered Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

           On the Change of Control Payment Date, the Issuer shall:

           (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer;

           (ii) deposit with the Principal Paying, Conversion and Exchange Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted;

           (iii) deliver, or cause to be delivered, to the Trustee, all Notes or portions thereof so accepted for payment by the Issuer; and

           (iv) deliver, or cause to be delivered, to the Trustee and each Paying, Conversion and Exchange Agent, an Officer's Certificate specifying the Notes or portions thereof accepted for payment by the Issuer.

           The Paying, Conversion and Exchange Agents shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the Change of Control Payment and, with respect to Definitive Registered Notes tendered in such Offer, the Registrar shall promptly authenticate and mail to such Holders a new Definitive Registered Note equal in principal amount to any unpurchased portion of the Definitive Registered Notes surrendered; provided that each such Definitive Registered Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

           In connection with any repurchase of Global Notes pursuant to a Change of Control Offer, the Principal Paying, Conversion and Exchange Agent shall endorse Schedule A to the each Global Note surrendered for repurchase to reflect the decrease in principal amount of such Global Note resulting from such Change of Control Offer.

           The Issuer and the Guarantor will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

           The Issuer and the Guarantor will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that a Change of Control Triggering Event occurs and the Issuer is required to repurchase the Notes under this Section 4.9.

           Prior to the commencement of a Change of Control Offer, the Issuer shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel (to the extent matters of law are involved) stating that all conditions precedent to such Change of Control Offer have been complied with.

4.10       WAIVER OF STAY, EXTENSION OR USURY LAWS

           Each of the Issuer and the Guarantor covenants (to the extent permitted by law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer or the Guarantor from paying all or any portion of the principal of or interest on the Notes or the Notes Guarantee, as applicable, as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture or the Guarantee; and (to the extent permitted by law) each of the Issuer and the Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

4.11       BUSINESS AND EXISTENCE OF THE ISSUER

           (a) The Issuer shall not engage in any business or undertake any other activity, except any activity:

           (i) relating to the offering, sale or issuance of the Notes, or the incurrence of Indebtedness represented by the Notes;

           (ii) undertaken with the purpose of fulfilling its obligations with respect to the Conversion and Exchange Rights hereunder and Share Exchange Rights under its Articles of Association or of fulfilling the Guarantor's obligations with respect to Share Exchange Rights or under the Preference Share Guarantee;

           (iii) undertaken with the purpose of fulfilling any other obligations under the Notes, the Indenture, the Paying, Conversion and Exchange Agency Agreement and the Deposit Agreement; or

           (iv) directly related to the establishment and/or maintenance of the Issuer's corporate existence.

           (b) The Issuer shall not (i) incur any Indebtedness other than the Indebtedness represented by the Notes, or (ii) issue any Capital Stock other than (x) in connection with the exercise of a Conversion and Exchange Right or
(y) the issuance of Nominal Shares to the Guarantor.

           (c) The Issuer shall not create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) against or upon any of its property or assets, or any proceeds therefrom.

           (d) The Issuer shall not make any Investment, other than pursuant to the Intercompany Loan or in US dollars, Pounds Sterling or Cash Equivalents.

           (e) The Issuer shall at all times remain a Wholly-Owned Restricted Subsidiary of the Guarantor and shall not consolidate or combine with or merge with or into any other Person, or sell, convey, transfer, lease or otherwise dispose of any material property or assets to any Person.

           (f) Whenever the Issuer receives a payment or prepayment under the Intercompany Loan, it shall use the funds received solely to satisfy its obligations (to the extent of the amount owing in respect of such obligations) under the Notes and the Indenture, except as otherwise provided herein.

           (g) For so long as any Notes are outstanding, the Guarantor will not commence or take any action to facilitate a summary winding-up of the Issuer pursuant to Chapter 2 of Part XXI of the Companies (Jersey) Law 1991, as amended, or any successor or analogous provision.

4.12       AMENDMENTS TO CERTAIN AGREEMENTS

           (a) The Issuer shall not, and the Guarantor shall procure that the Issuer does not, assign or novate its rights under the Intercompany Loan.

           (b) Neither the Issuer nor the Guarantor shall amend, waive or otherwise modify the Intercompany Loan or the Preference Share Guarantee without the consent of the requisite Holders (in each case, as provided therein).

           (c) Neither the Issuer nor the Guarantor shall amend, waive or otherwise modify the Preference Shares without the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding.

           (i) Notwithstanding the foregoing, without the consent of each Holder affected, a modification, amendment, or waiver may not:

                      (A) nominal or paid-up value of the Preference Shares, except as required by law;

                      (B) change the currency for payment of the paid-up value of, or dividends on, the Preference Shares;

                      (C) reduce the dividend rate on the Preference Shares;

                      (D) adversely affect the redemption provisions attaching to the Preference Shares;

                      (E) impair the Share Exchange Right;

                      (F) modify the share exchange provisions in a manner adverse to the Holders;

                      (G) waive a default in the payment of the paid-up value of, or any dividend on, the Preference Shares; or

                      (H) adversely affect the ranking of the Preference Shares.

           (ii) In addition, notwithstanding the foregoing, without notice to or consent of any Holder, the Issuer may modify, amend or waive any provision of the Preference Shares:

                      (A) to cure any ambiguity, defect or inconsistency, provided that such amendment or supplement does not adversely affect the rights of any Holder; or

                      (B) to make any change that does not adversely affect the rights of any Holder.

4.13       CERTAIN OFFERS.

           While any Note remains outstanding or any Conversion and Exchange Right may be exercised, the Guarantor will, if any offer is made to all (or as nearly as may be practicable all) the holders of Ordinary Shares (the "SHAREHOLDERS") (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associates of the offeror (as defined in Section 430E(4) of the UK Companies Act 1985 or any modification or re-enactment thereof)) to acquire all or a majority of the issued ordinary share capital of the Guarantor, or if any person proposes a scheme with regard to such acquisition, give notice of such offer or scheme to the Holders at the same time as any notice thereof is sent to its Shareholders (or as soon as practicable thereafter), that details concerning such offer or scheme may be obtained from the specified offices of the Trustee and, where such an offer or scheme has been recommended by the Board of Directors of the Guarantor, or where such an offer has become or been declared unconditional in all respects, use its reasonable endeavors to procure that a like offer or scheme is extended to the holders of any Ordinary Shares issued during the period of the offer or scheme arising out of the exercise of the Share Exchange Rights and/or to the Holders.

4.14       TAX ELECTION.

           Within 30 Business Days following the date hereof the Issuer and the Guarantor will prepare and file with the UK Inland Revenue an election under
Section 247(4) of the UK Income and Corporation Taxes Act (ICTA) 1988. The Issuer and the Guarantor will use their respective best efforts to cause the election referred to above to be approved by the UK Inland Revenue on or prior to the first interest payment date under the Intercompany Loan.

                                    ARTICLE 5
                             [INTENTIONALLY OMITTED]


                                    ARTICLE 6
                               CONVERSION OF NOTES

6.1        CONVERSION AND EXCHANGE RIGHT

           The Holder of each Note shall, subject to the provisions of this Indenture and the Paying, Conversion and Exchange Agency Agreement, have the right (exercisable, in the case of a Global Note, upon the direction of a Participant to the extent of such Participant's Book-Entry Interest) (the "CONVERSION AND EXCHANGE RIGHT") to convert such Notes into Preference Shares at any time (subject to any applicable fiscal or other laws or regulations and as hereinafter provided) after 16 August 2000 and prior to the close of business (at the place where the relevant Note is delivered for conversion and exchange) on 22 June 2005 (both days inclusive). If a Note shall have been called for redemption prior to the Maturity Date, the Conversion and Exchange Right will terminate at the close of business (at the place aforesaid) on the tenth Business Day prior to the date fixed for redemption, except that if there is a default in making payment in respect of such Note on the Redemption Date, the Conversion and Exchange Right will terminate at the close of business (at the place aforesaid) on the date on which such redemption payment is made and notice thereof is given. For purposes hereof, a Conversion and Exchange Right will be deemed exercised on the Conversion and Exchange Date with respect thereto.

           By exercising a Conversion and Exchange Right in respect of any Notes, a holder of a Note (or the Trustee in the case of the exercise of Conversion and Exchange Rights in connection with Section 6.9 below), shall be deemed to have contemporaneously exercised the Share Exchange Right in respect of the Preference Shares issuable upon conversion of such Notes (subject to and in accordance with the rights attaching to the Preference Shares, the Memorandum and Articles of Association and the Preference Share Guarantee). To give effect to the exercise of that Share Exchange Right, the Issuer will procure that, following each issuance of Preference Shares upon conversion of a Note to the holder of such Note or the nominee of such holder (or the Trustee or as the Trustee directs, as the case may be) and registration of such Preference Shares in the name of such holder, the Preference Shares are immediately transferred to the Guarantor in exchange for Ordinary Shares, credited as fully paid, at the Exchange Price in effect on the relevant Conversion and Exchange Date (without any further action by the holder of the Notes or by the Trustee).

           The Holders and the Trustee acknowledge and agree that, by delivering a Conversion and Exchange Notice, such Holders and/or the Trustee authorize and appoint the Issuer, the Guarantor, the Book-Entry Depositary, the Paying, Conversion and Exchange Agents and the Registrar to do all such things and make all such entries in the Issuer's and the Company's register of members and to execute all such documents, whether on behalf of the relevant Holder or otherwise (including the execution of instruments of transfer on behalf of the relevant Holder) as may be necessary to effect the Share Exchange Right.

           Without limiting the foregoing, the Holder acknowledges that any such transfer may be effected by Ogier Secretaries Limited, as agent for the Holder (or any other person appointed for this purpose by the Issuer), and Ogier Secretaries Limited, the Issuer and any other person appointed as aforesaid shall be and is hereby authorized on behalf of the Holder to execute all such documents and do all such things as may be necessary properly to effect such transfer, without any cost or liability to, or any further action required by, the Holder.

6.2        EXERCISE OF CONVERSION AND EXCHANGE RIGHT; FRACTIONS OF PREFERENCE
           SHARES

           (a) A Conversion and Exchange Right may be exercised only in respect of $1,000 principal amount of a Note or an integral multiple thereof. Where a Conversion and Exchange Right is exercised in respect of part only of a Global Note, the principal amount thereof shall be reduced by annotation thereon by the Principal Paying, Conversion and Exchange Agent.

           (b) Where a Conversion and Exchange Right is exercised in respect of part only of a Definitive Registered Note, the surrendered Definitive Registered Note shall be canceled and a new Definitive Registered Note for the balance thereof shall be issued by the Registrar at the specified office of the Registrar in lieu thereof, without charge but upon payment by the Holder of any taxes, duties and governmental charges within 10 Business Days of the relevant Conversion and Exchange Date.

           (c) No fractions of Preference Shares or scrip representing fractions of Preference Shares will be issued on conversion, and no cash adjustment will be payable in respect thereof. However, if the Conversion and Exchange Right in respect of more than one Note is exercised at any one time such that Preference Shares to be issued on conversion in respect thereof are to be registered in the same name, the number of such Preference Shares to be issued in respect thereof shall be calculated on the basis of the aggregate principal amount of the Notes being so converted.

           (d) Upon conversion, the right of the converting Holder to repayment of the principal amount of the Note to be converted (and, subject as described in Section 6.6(b) hereof, accrued interest thereon) shall be extinguished and released in consideration and in exchange therefor.

6.3        PROCEDURE FOR CONVERSION AND EXCHANGE

           (a) To exercise its Conversion and Exchange Right, the Holder of Definitive Registered Notes must:

           (i) duly complete and manually sign a conversion and exchange notice in the form of Exhibit E hereto (a "CONVERSION AND EXCHANGE NOTICE") and deliver (or cause to be delivered) such Conversion and Exchange Notice to the Principal Paying, Conversion and Exchange Agent;

           (ii) surrender the Definitive Note to the Registrar;

           (iii) if required, furnish appropriate endorsements and transfer documents; and

           (iv) if required, pay any taxes and capital, stamp, issue and registration duties arising on the exercise of such Conversion and Exchange Right (other than any taxes or capital, stamp, issue and registration duties payable in Jersey or the United Kingdom in respect of the allotment and issue of Preference Shares upon conversion and/or Ordinary Shares upon exchange, which shall be payable by the Issuer or the Guarantor, as applicable), and all taxes, if any, arising by reference to any disposal or deemed disposal of any Ordinary Shares in connection with the exercise of such Conversion and Exchange Right.

           (b) To exercise its Conversion and Exchange Right, the holder of Book-Entry Interests must:

           (i) duly complete and manually sign a Conversion and Exchange Notice and deliver (or cause to be delivered) such Conversion and Exchange Notice to the Issuer, the Guarantor, and the Principal Paying, Conversion and Exchange Agent;

           (ii) transfer such Book-Entry Interests to the Principal Paying, Conversion and Exchange Agent by book-entry transfer;

           (iii) if required, furnish appropriate endorsements and transfer documents; and

           (iv) if required, pay any taxes and capital, stamp, issue and registration duties arising on the exercise of such Conversion and Exchange Right (other than any taxes or capital, stamp, issue and registration duties payable in Jersey or the United Kingdom in respect of the allotment and issue of Preference Shares upon conversion and/or Ordinary Shares upon exchange, which shall be payable by the Issuer or the Guarantor, as applicable), and all taxes, if any, arising by reference to any disposal or deemed disposal of any Ordinary Shares in connection with the exercise of such Conversion and Exchange Right.

           (c) Once delivered, a Conversion and Exchange Notice will, unless the Conversion and Exchange Date has not occurred within 10 Business Days or the Issuer and the Guarantor otherwise consent in writing, be irrevocable.

           (d) A Conversion and Exchange Notice will be duly completed only if the Holder makes the representation set forth in either (i) paragraph 7(a) of the Conversion and Exchange Notice or (ii) if the Ordinary Shares to be issued upon conversion and exchange, will be registered in a name other than that of the converting Holder, the Participant directing the exercise of such right and the representation set forth in paragraph 7(b) (in the case of 144A Notes) or 7(c) (in the case of Regulation S Notes). Unless and until such representations are made, the Conversion and Exchange Date will not occur.

           (e) The first London Business Day following the date on which all of the foregoing requirements set forth in clause (a), (b) and (d) above have been satisfied is the "CONVERSION AND EXCHANGE NOTICE DATE." Preference Shares to be issued upon conversion of Notes and Ordinary Shares to be issued upon exchange of Preference Shares will be deemed to be, and shall be, registered as of the tenth Business Day following the relevant Conversion and Exchange Notice Date (the "CONVERSION AND EXCHANGE DATE") in the name(s) of the Person specified by the Person completing the Conversion and Exchange Notice.

           (f) Unless and until the Conversion and Exchange Date has occurred with respect to any Notes or Book-Entry Interests as to which the holder has exercised its Conversion and Exchange Right, such holder shall retain all rights with respect to such Notes or Book-Entry Interests and any such Notes or Book-Entry Interests delivered to the Principal Paying, Conversion and Exchange Agent shall be held by the Principal Paying, Conversion and Exchange Agent for the sole benefit of the holder thereof until the Conversion and Exchange Date.

           (g) In connection with the foregoing, at least eight Business Days prior to the Conversion and Exchange Date with respect to any Notes, the Principal Paying, Conversion and Exchange Agent will deliver to the Issuer, the Guarantor, the Trustee, the Preference Share Registrar and the Transfer Agent a copy of the applicable Conversion and Exchange Notice and any documents required to be delivered therewith. Each such delivery to the Preference Share Registrar and the Transfer Agent shall indicate whether the Preference Shares and Ordinary Shares to be delivered pursuant thereto must bear a legend pursuant to the terms hereof and, if so, the text of such legend.

           (h) If the owner of a Book-Entry Interest shall exercise Conversion and Exchange Rights attaching to Notes represented by a Global Note in the manner set out in the Indenture, upon transfer or surrender of such Book-Entry Interest to the account of the Book-Entry Depositary maintained with the Depositary, the Book-Entry Depositary shall promptly (a) deliver the relevant Global Note (and any certificates and transfer instructions) to the Principal Paying, Conversion and Exchange Agent for endorsement to reflect the reduction in principal amount of such Global Note resulting from such conversion and exchange, (b) request that the Principal Paying, Conversion and Exchange Agent deliver all certificates and instructions relating to such conversion and exchange to the Registrar, and (c) instruct the Depositary to cancel the Book-Entry Interest surrendered or transferred to the account of the Book-Entry Depositary maintained with the Depositary.

           (i) In respect of any exercise of Conversion and Exchange Rights by a holder of Book-Entry Interests, on the Conversion and Exchange Date related thereto, the Principal Paying, Conversion and Exchange Agent shall (A) endorse the relevant Global Notes with the relevant decrease to reflect such conversion and (B) thereafter, return such Global Notes to the Book-Entry Depositary.

           (j) The Principal Paying, Conversion and Exchange Agent will cause duly surrendered Definitive Registered Notes to be presented to the Issuer in exchange for the number of newly issued Preference Shares issuable upon conversion of such Notes at the Conversion Price in effect on the relevant Conversion and Exchange Date.

6.4        CONVERSION PRICE

           The price at which the Notes shall be convertible into Preference Shares (the "CONVERSION PRICE") shall be one Preference Share of the Issuer, $1.00 nominal value, allotted at $1,000 credited as fully paid, for each $1,000 in principal amount of Notes surrendered for conversion and exchange.

6.5        PREFERENCE SHARES AND ORDINARY SHARES

           (a) The Issuer covenants that the Preference Shares allotted on conversion will be fully paid and will rank pari passu in all respects with all (if any) fully paid Preference Shares then in issue on the Conversion and Exchange Date, except that the Preference Shares so allotted will not rank for any dividend or other distribution declared, paid or made by reference to a record date prior to such Conversion and Exchange Date.

           (b) Preference Shares will not be available for issue (i) to, or to a nominee for, Euroclear, Clearstream Banking or any other person providing a clearance service within Section 96 of the Finance Act 1986 of the United Kingdom or (ii) to a person, or nominee or agent for a person, whose business is or includes issuing depositary receipts within Section 93 of the Finance Act 1986 of the United Kingdom, in each case at any time prior to the "abolition day" as defined in Section 111(1) of the Finance Act 1990 of the United Kingdom.

           (c)

           (i) Preference Shares issued in certificated form, if any, upon conversion of 144A Notes shall bear the following legend:

                     "THIS PREFERENCE SHARE AND ANY INTEREST HEREIN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ANY OFFER, SALE, PLEDGE OR OTHER TRANSFER THEREOF MUST BE MADE ONLY (A) (I) TO A PERSON WHOM THE PURCHASER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (IV) TO TELEWEST COMMUNICATIONS PLC OR ANY SUBSIDIARY THEREOF AND
                     (B) IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION."

           (ii) Preference Shares issued in certificated form, if any, upon conversion of Regulation S Notes shall bear the following legend:

                     "THIS PREFERENCE SHARE AND ANY INTEREST HEREIN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ON OR PRIOR TO 16 AUGUST 2000, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (I) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S") OR (II) TO TELEWEST COMMUNICATIONS PLC OR ANY SUBSIDIARY THEREOF. AFTER 16 AUGUST 2000, THIS NOTE AND ANY INTEREST HEREIN MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE SECURITIES ACT AND ALL APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION."

           (d)

           (i) Ordinary Shares issued upon conversion and exchange of 144A Notes shall bear the following legend, unless (i) the exercising Holder delivers a Conversion and Exchange Notice containing a representation to the effect set forth in paragraph 7(a)(i) or 7(b)(ii) thereof or
           (ii) the exercising Holder delivers a Conversion and Exchange Notice containing a representation to the effect set forth in paragraph 7(b)(i) thereof (in which case, the Ordinary Shares issued upon conversion and exchange of such 144A Notes shall bear the legend set forth in Section 6.6(d)(ii)):

                     "THIS ORDINARY SHARE AND ANY INTEREST HEREIN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ANY OFFER, SALE, PLEDGE OR OTHER TRANSFER THEREOF MUST BE MADE ONLY (A) (I) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (Iii) TO TELEWEST COMMUNICATIONS PLC OR ANY SUBSIDIARY THEREOF AND
                     (B) IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION.

                     NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THESE ORDINARY SHARES MAY NOT BE DEPOSITED INTO ANY UNRESTRICTED DEPOSITARY FACILITY ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK, UNLESS AND UNTIL SUCH TIME AS SUCH ORDINARY SHARES ARE NO LONGER "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144(A)(3) UNDER THE SECURITIES ACT."

           (ii) Ordinary Shares issued upon conversion of Regulation S Notes shall bear the following legend, unless the exercising Holder delivers a Conversion and Exchange Notice containing a representation to the effect set forth in paragraph 7(a)(ii), 7(c)(ii) or 7(c)(iii) thereof:

                     "THIS ORDINARY SHARE AND ANY INTEREST HEREIN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ANY OFFER, SALE, PLEDGE OR OTHER TRANSFER THEREOF PRIOR TO THE EXPIRATION OF THE RELEVANT "DISTRIBUTION COMPLIANCE PERIOD," AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), MUST BE MADE (A)(I) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"),
                     (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) TO TELEWEST COMMUNICATIONS PLC OR ANY SUBSIDIARY THEREOF AND (B) IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. UPON EXPIRATION OF THE RELEVANT DISTRIBUTION COMPLIANCE PERIOD, THIS ORDINARY SHARE AND ANY INTEREST HEREIN MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE SECURITIES ACT AND ALL APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION.

                     NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THESE ORDINARY SHARES MAY NOT BE DEPOSITED INTO ANY UNRESTRICTED DEPOSITARY FACILITY ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK, UNLESS AND UNTIL SUCH TIME AS SUCH ORDINARY SHARES ARE NO LONGER "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144(A)(3) UNDER THE SECURITIES ACT."

6.6        INTEREST ON CONVERSION

           (a) Except as provided in Section 6.6(b), no interest shall accrue from the Interest Payment Date immediately preceding a Conversion and Exchange Date (or if the Conversion and Exchange Date falls before the first scheduled Interest Payment Date, since the Issue Date) on Notes in respect of which Conversion and Exchange Rights have been exercised.

           (b) If any notice of redemption of any Notes is given as described in
Section 3.2 during the period starting on the seventh day prior to a record date in respect of any dividend payable in respect of the Ordinary Shares and ending on the Interest Payment Date next following that record date where such notice specifies a Redemption Date falling on or prior to the date which is 14 days after the Interest Payment Date next following such record date, interest shall accrue on Notes in respect of which Conversion and Exchange Rights shall have been exercised and in respect of which the Conversion and Exchange Date falls after such record date and on or prior to the Interest Payment Date next following such record date, from the preceding Interest Payment Date (or, if such Conversion and Exchange Date falls before the first Interest Payment Date, from the Issue Date) to such Conversion and Exchange Date. Any such interest shall be paid by the Issuer not later than 14 days after the relevant Conversion and Exchange Date by check, or by transfer to, an account as set forth in
Section 2.4.

6.7        CANCELLATION OF NOTES

           All Notes delivered for conversion and exchange shall (subject to the provisions of Section 6.2(a) hereof) be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.12.

6.8        RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS

           The Trustee, subject to the provisions of Section 8.1, and the Registrar and any Paying, Conversion and Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, nor the Registrar nor the Paying, Conversion and Exchange Agents shall be accountable with respect to the validity or value (or the kind or amount) of any Preference Share or Ordinary Shares or of any other securities or property, which may at any time be issued or delivered upon the conversion and exchange of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee, the Registrar or any Paying, Conversion and Exchange Agent shall be responsible for any failure of the Issuer to make any cash payment or to issue, transfer or deliver any shares of stock or stock certificates or other Notes or property upon the surrender of any Note for the purpose of conversion and exchange; and the Trustee, subject to the provisions of Section 8.1, and the Registrar and any Paying, Conversion and Exchange Agent shall not be responsible for any failure of the Issuer to comply with any of the covenants of the Issuer contained in this Article 6.

6.9        CONVERSION AND EXCHANGE BY TRUSTEE UPON REDEMPTION

           (a) In the event the Issuer elects to redeem the Notes, the Trustee may, in its sole and absolute discretion (but without liability for any loss), during the period starting five London Business Days prior to a Redemption Date and ending on the close of business on the London Business Day immediately prior to such Redemption Date, elect by written notice to the Principal Paying, Conversion and Exchange Agent (in form and substance similar to the Conversion and Exchange Notice attached hereto as Exhibit G) to exercise Conversion and Exchange Rights in respect of the aggregate principal amount of Notes to be redeemed on such date with respect to which no Conversion and Exchange Notice has been delivered (the "UNEXERCISED NOTES"); provided that the Trustee shall have received all required consents (if any) and the Trustee shall be satisfied or have been advised by an investment bank of international repute selected and appointed by the Trustee that the net proceeds of an immediate sale of Ordinary Shares arising from conversion and exchange (without regard to liability (other than the liability of the Trustee, the Issuer or the Guarantor) for any taxes or capital, stamp, issue or registration duties arising on conversion and exchange) would be likely to exceed the redemption price payable in respect of the Unexercised Notes by at least 5.0%.


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
           (b) The Ordinary Shares issuable upon such conversion and exchange shall be issued on the tenth Business Day following delivery of the written notice referred to in Section 6.9(a) above and, when issued, shall be sold by, or on behalf of, the Trustee in any manner that complies with law as soon as practicable after issuance thereof. The net proceeds of the sale of the Ordinary Shares issued in respect of such Unexercised Notes shall be held by the Trustee in trust for the holders of the Unexercised Notes and distributed pro rata to such holders, after deduction for any amounts payable by the Trustee or by the holder of an Unexercised Note in respect of any taxes, or capital, stamp, issue or registration duties and any costs incurred by the Trustee in connection with the allotment and sale of such Ordinary Shares. If requested by the Trustee, the Issuer shall deliver to the Trustee an Opinion of Counsel that the intended method of distribution of such Ordinary Shares would not violate or conflict with any applicable law.

           (c) The Preference Shares, if any, issued upon such conversion shall bear the 144A Preference Share Legend. The Ordinary Shares issued upon such conversion and exchange shall bear the 144A Ordinary Share Legend.

           (d) The Trustee shall have no liability in respect of the exercise or non-exercise of its discretion described in the preceding two paragraphs, or the timing of such exercise or in respect of any such sale of Ordinary Shares or the conversion of the net proceeds of sale thereof into US dollars, whether for the timing of any such sale or conversion or the price at which any such Ordinary Shares are sold or the rate at which such net proceeds are converted into US dollars, or the inability to sell any such Ordinary Shares or make such conversion or otherwise.

                                    ARTICLE 7
                              DEFAULT AND REMEDIES

7.1        EVENTS OF DEFAULT

           (a) Each of the following events is an "EVENT OF DEFAULT":

           (i) the Issuer defaults in the payment of principal or of premium of any Note when the same becomes due and payable, at maturity or upon acceleration, redemption or otherwise;

           (ii) the Issuer defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

           (iii) the Issuer fails to perform or comply with the provisions of
           Section 4.12 or Section 11.3;

           (iv) the Issuer fails to repurchase Notes at the conclusion of the Change of Control Offer referred to in Section 4.9;

           (v) the Issuer or the Guarantor defaults in the performance of or breaches any other covenant or agreement in this Indenture or under the Notes, the Note Guarantee or the Preference Share Guarantee, and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25.0% or more in aggregate principal amount of the Notes outstanding;


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
           (vi) there occurs with respect to any issue or issues of Indebtedness of the Guarantor or any Significant Subsidiary having an outstanding principal amount of (pound)10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, the following:

                      (A) an event of default that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days following such acceleration; and/or

                      (B) the failure to make a principal payment at the final (but not any interim) Stated Maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

           (vii) any final judgment or order for the payment of money in excess of (pound)10 million in the aggregate for all such final judgments or orders against all such Persons shall be rendered against the Issuer, the Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed (pound)10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

           (viii)

                      (A) a court of competent jurisdiction enters a Bankruptcy Order under any Bankruptcy Law that:

                                 (1) is for relief against the Issuer, the Guarantor or any Significant Subsidiary in an involuntary case or proceeding,

                                 (2) appoints a Custodian of the Issuer, the Guarantor or any Significant Subsidiary for all or substantially all of its properties, or

                                 (3) orders the liquidation of the Issuer, the Guarantor or any Significant Subsidiary,

                      and, in each case, such order or decree remains unstayed and in effect for 60 days;

                      (B) The holder of any Indebtedness with a principal amount of (pound)10 million or more appoints a receiver or similar official with respect to all or substantially all of the assets of the Issuer, the Guarantor or any Significant Subsidiary and such receiver is not removed for 120 days; and

           (ix) the Issuer, the Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                      (A) commences a voluntary case or proceeding,


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
                      (B) consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding,

                      (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                      (D) makes a general assignment for the benefit of its creditors or files a proposal or scheme of arrangement involving the rescheduling or composition of its indebtedness,

                      (E) consents to the filing against it of a petition in bankruptcy, or

                      (F) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally.

           (b) For purposes of this Article 7 and Article 11, the term "CUSTODIAN" is defined to mean any custodian, receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise. The term "BANKRUPTCY ORDER" is defined to mean any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

7.2        ACCELERATION

           If an Event of Default (other than an Event of Default specified in Section 7.1(a)(viii) or (ix) that occurs with respect to the Issuer or the Guarantor) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and the Guarantor (and to the Trustee if such notice is given by the Holders (the "ACCELERATION NOTICE")), may, and the Trustee at the request of such Holders shall, declare the Notes to be immediately due and payable at 100% of the Principal thereof, plus accrued and unpaid interest thereon to the date of such declaration. Upon a declaration of acceleration, such Principal and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in Section 7.1(a)(vi) has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 7.1(a)(vi) shall be remedied or cured by the Issuer, the Guarantor and/or the relevant Significant Subsidiaries or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in Section 7.1(a)(viii) or (ix) above occurs with respect to the Issuer or the Guarantor, the Notes then outstanding shall ipso facto become and be immediately due and payable at 100% of the outstanding Principal thereof plus accrued and unpaid interest to the date of such Event of Default, in each case without any declaration or other act on the part of the Trustee or any Holder.

           The Holders of at least a majority in principal amount of the then outstanding Notes by written notice to the Issuer, the Guarantor and to the Trustee may waive all past Defaults and rescind and annul a declaration of


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
acceleration and its consequences if (a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes,
(iii) the principal of any Notes that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor by such Notes, (b) all existing Events of Default, other than the non-payment of the principal of, and accrued interest on the Notes that have become due solely by such declaration or occurrence of acceleration, have been cured or waived and (c) the rescission would not conflict with any judgment, decree or order of a court of competent jurisdiction.

7.3        OTHER REMEDIES

           If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of Principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

           The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

7.4        WAIVER OF PAST DEFAULT
           Subject to Sections 7.2, 7.7 and 10.2, the Holders of at least a majority in principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, or interest on any Note as specified in
Section 7.1(a)(i) or (ii) in respect of a covenant or provision of this Indenture which cannot pursuant to Section 10.2 be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

7.5        CONTROL BY MAJORITY

           Subject to the provisions of Section 8.2(f), the Holders of at least a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; provided, however, that the Trustee may refuse to follow any direction that (a) conflicts with law or this Indenture, (b) may involve the Trustee in personal liability, or (c) that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction; and provided, further, that the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

7.6        LIMITATION ON SUITS

           A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

           (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

           (b) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

           (c) if requested by the Trustee, such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense (including the reasonable fees and expenses of its counsel);

           (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

           (e) during such 60-day period the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction inconsistent with the request.

           A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such Noteholder.

7.7        RIGHTS OF HOLDERS TO RECEIVE PAYMENT

           Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Principal of, and interest on, a Note or to bring suit for the enforcement of any such payment, on or after the due date for such payment expressed in the Notes, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

7.8        COLLECTION SUIT BY TRUSTEE

           If an Event of Default specified in Section 7.1(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer, the Guarantor or any other obligor on the Notes for the whole amount of Principal and accrued interest remaining unpaid together with interest on overdue Principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at a rate equal to that borne by the Notes, which interest shall be compounded semiannually each 7 January and 7 July, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

7.9        TRUSTEE MAY FILE PROOFS OF CLAIM

           The Trustee shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 8.7) and the Noteholders allowed in any judicial proceedings relative to the Issuer, the Guarantor or the Subsidiaries of the Issuer (or any other obligor on the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 8.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or accept or adopt on behalf of any Noteholder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

7.10       PRIORITIES.

           If the Trustee collects any money pursuant to this Article 7, it shall pay out such money in the following order:

           First:     to the Trustee for amounts due under Section 8.7;

           Second: to Holders for amounts then due and unpaid for Principal of, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for Principal, and interest, respectively; and

           Third: to the Issuer or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

           The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to Noteholders pursuant to this
Section 7.10.

7.11       UNDERTAKING FOR COSTS

           In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.7, or a suit by Holders of more than 10% in aggregate principal amount of outstanding Notes.

7.12       RESTORATION OF RIGHTS AND REMEDIES

           If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuer, the Guarantor, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

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
7.13       RIGHTS AND REMEDIES CUMULATIVE

           Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

7.14       DELAY OR OMISSION NOT WAIVER

           No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 7 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                   ARTICLE 8
                                    TRUSTEE

8.1        DUTIES OF TRUSTEE

           (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

           (b) Except during the continuance of an Event of Default:

           (i) The Trustee undertakes to perform such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

           (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct except that:

           (i) This paragraph does not limit the effect of paragraph (b) of this
           Section 8.1;

           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Holders of a majority in principal amount of the Notes; and

           (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

           (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 8.1.

           (e) The Trustee may refuse to perform any duty or exercise any right or unless it is provided adequate funds to enable it to do so and it receives indemnity satisfactory to it in its sole discretion against any loss, liability, fee or expense.

8.2        RIGHTS OF TRUSTEE

           Subject to TIA Sections 315(a) through (d), and except as provided in
Section 8.l:

           (a) The Trustee may conclusively rely upon, and shall be protected in acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and/or the Guarantor, personally or by agent or attorney.

           (b) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officer's Certificate or an Opinion of Counsel, which shall conform to the provisions of
Section 12.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

           (c) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent (other than employees of the Trustee) appointed with due care.

           (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence or bad faith.

           (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

           (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

           (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, extend to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent of the Trustee employed to act hereunder.

           (h) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any Book-Entry Interests, other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

8.3        INDIVIDUAL RIGHTS OF TRUSTEE

           The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Guarantor or the Guarantor's Subsidiaries and Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311 pursuant to which the Trustee shall resign if it acquires and does not eliminate a conflicting interest as defined therein.

8.4        TRUSTEE'S DISCLAIMER

           The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes; it shall not be accountable for the Issuer's use of the proceeds from the issuance of the Notes; and it shall not be responsible for any statement of the Issuer in the Notes other than the Trustee's certificate of authentication.

8.5        NOTICE OF DEFAULTS

           If any Default or any Event of Default with respect to the Notes occurs and is continuing and is actually known by a Responsible Officer of the Trustee, the Trustee shall give notice of the Default or Event of Default within 45 days after the occurrence thereof to the Holders of the Notes, unless such Default shall have been cured or waived before the mailing of such notice. Except in the case of a Default or an Event of Default in the payment of principal or interest on any Note, the Trustee may withhold the notice to the Noteholders if a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of Noteholders.

           Subject to the provisions of Sections 8.1 and 8.2, the Trustee shall not be deemed to have knowledge of any Default, Event of Default or Change of Control Triggering Event except (i) a default described in Section 7.1 (a)(i) or
(ii) if the Trustee is the Paying, Conversion and Exchange Agent, or (ii) any Default, Event of Default or Change of Control Triggering Event of which the Trustee shall have received written notification at its Corporate Trust Office or a Responsible Officer charged with the administration of this Indenture shall have obtained actual knowledge, and such notification shall not be deemed to include receipt of information obtained in any report or other reports and documents furnished under Section 4.7 of this Indenture which reports and documents the Trustee shall have no duty to examine.

8.6        REPORTS BY TRUSTEE TO HOLDERS

           Within 60 days after May 15 of each year commencing with 2001 and for as long as there are Notes outstanding hereunder, the Trustee shall mail to each Holder of Definitive Registered Notes, if any, and to the Holder of the Global Note, the Trustee's brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b) and TIA ss. 313(c) and (d). A copy of such report at the time of its mailing to Noteholders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Notes are listed.

           The Issuer shall promptly notify the Trustee if the Notes become listed on any stock exchange other than the London Stock Exchange, and the Trustee shall comply with TIA ss.313(d).

8.7        COMPENSATION AND INDEMNITY

           The Issuer and the Guarantor shall jointly and severally pay to the Trustee such compensation as shall be agreed upon in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and the Guarantor shall jointly and severally reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, out-of-pocket disbursements and expenses of the Trustee's agents and counsel.

           The Issuer and the Guarantor shall, jointly and severally, indemnify the Trustee for, and hold it harmless against, any loss or liability, damage, claim or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture, the Notes and the Note Guarantee in its capacity as Trustee, Paying, Conversion and Exchange Agent or Registrar, including the costs and expenses of investigating or defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture, the Notes and the Note Guarantee. The Trustee shall notify the Issuer and the Guarantor promptly of any claim asserted against the Trustee for which it may seek indemnity. Neither the Issuer nor the Guarantor need reimburse any expense or indemnify against any loss or liability incurred by the Trustee, the Paying, Conversion and Exchange Agent or the Registrar through the Trustee's, the Paying, Conversion and Exchange Agent's or the Registrar's, as the came may be, own willful misconduct, negligence or bad faith.

           To secure the Issuer's and the Guarantor's payment obligations in this Section 8.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by it, in its capacity as Trustee, Paying, Conversion and Exchange Agent or Registrar, except money or property held in trust to pay principal of, Premium, if any, and interest on particular Notes. Such lien shall survive the termination of this Indenture.

           Subject to any other rights available to the Trustee under any applicable Bankruptcy Law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(a)(viii) or (ix) occurs, the parties hereto and the Noteholders, by acceptance of the Notes, hereby agree that the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

           The Trustee's rights under this Section 8.7 shall survive the resignation or removal of the Trustee, the redemption of the Notes and the termination of this Indenture.

8.8        REPLACEMENT OF TRUSTEE

           A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 8.8.

           The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Issuer's consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee if:

           (a) the Trustee fails to comply with Section 8.10;

           (b) the Trustee is adjudged a bankrupt or an insolvent;

           (c) a receiver or other public officer takes charge of the Trustee or its property; or

           (d) the Trustee becomes incapable of acting.

           If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer and the Guarantor. Immediately after such delivery, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided in Section 8.7), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

           If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, the Guarantor or the Holders of a majority in principal amount of the outstanding


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Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           If the Trustee fails to comply with Section 8.10, any Noteholder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           Notwithstanding replacement of the Trustee pursuant to this Section 8.8, the obligations of the Issuer and the Guarantor under Section 8.7 shall continue for the benefit of the retiring Trustee.

8.9        SUCCESSOR TRUSTEE BY MERGER, ETC

           If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee provided such corporation shall be otherwise qualified and eligible under this Article 8.

8.10       ELIGIBILITY; DISQUALIFICATION

           This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1). The Trustee shall have a combined capital and surplus of at least US$50,000,000 as set forth in its most recent published annual report of condition. The Trustee may not be an obligor upon the Notes of an Affiliate of any such obligor.

8.11       MONEY HELD IN TRUST

           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 9 of this Indenture.

8.12       WITHHOLDING TAXES

           Each Paying, Conversion and Exchange Agent, as agent for the Issuer, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Notes any and all withholding taxes applicable thereto as required by US federal, New York State or UK law, or as otherwise directed in writing by the Issuer. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders of the Notes, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder of a Note appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.


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8.13       CO-TRUSTEES

           It is the intention of the Trustee, that this Indenture shall not cause a violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. In furtherance of the foregoing, the Trustee may appoint an additional individual or institution that meets the requirements of Section 8.10 hereof as a separate or co-trustee to act in jurisdictions other than the United States and the United Kingdom. Upon such appointment, the Trustee will notify the Holders thereof and each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest, lien, duty and obligation expressed or intended by this Indenture to be exercised by, vested in, conveyed to or imposed on the Trustee with respect thereto shall be exercisable by, vest in and be imposed on such separate or co-trustee but, in the case of any such remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest or lien, only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

           Should any instrument in writing from the Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer at the expense of the Issuer; provided, that if an Event of Default shall have occurred and be continuing, if the Issuer does not execute any such instrument within fifteen
(15) days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Issuer to execute any such instrument in the Issuer's name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

           No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; provided that such co-trustee was appointed with due care.

           The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 8. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and sent to the Holders.

           Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the


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extent not prohibited by law or this Indenture, to do any lawful act under or in respect of this Indenture on its behalf and in its name.

                                   ARTICLE 9
                       DISCHARGE OF INDENTURE; DEFEASANCE

9.1        TERMINATION OF OBLIGATIONS

           The Issuer and the Guarantor may, at their option, terminate their obligations under the Notes, the Note Guarantee and this Indenture, except those obligations referred to in the last paragraph of this Section 9.1, if

           (a) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and the Issuer and the Guarantor have paid all sums payable by them hereunder; or

           (b) (i) the Notes have become due and payable, mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption,
(ii) the Issuer or the Guarantor irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, US Dollars or Government Obligations sufficient (in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal and interest, on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by the Issuer and the Guarantor hereunder, (iii) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (iv) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer or the Guarantor is a party or by which either of them is bound, and (v) each of the Issuer and the Guarantor has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

           With respect to the foregoing Section 9.1(a), the Issuer's and the Guarantor's obligations under Article 6 and Sections 8.7, 9.4 and 9.5 shall survive. With respect to the foregoing Section 9.1(b) the Issuer's and the Guarantor's obligations in Article 6 and Sections 2.2, 2.3, 2.6, 2.7, 2.8, 2.13, 4.1, 4.2, 8.7, 8.8, 9.3, 9.4 and 9.5 shall survive until the Notes are no longer outstanding. Thereafter, only the Issuer's and the Guarantor's obligations in Sections 8.7, 9.4 and 9.5 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's and the Guarantor's obligations under the Notes, the Note Guarantee and this Indenture except for those surviving obligations specified above.

9.2        LEGAL DEFEASANCE AND COVENANT DEFEASANCE

           (a) The Issuer and the Guarantor may, at their option by Board Resolution of the Board of the Issuer and the Guarantor, at any time, with respect to the Notes, elect to have either paragraph (b) or paragraph (c) below


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be applied to the outstanding Notes upon compliance with the conditions set forth in paragraph (d).

           (b) Upon the Issuer's and the Guarantor's exercise under paragraph
(a) of the option applicable to this paragraph (b), the Issuer and the Guarantor shall be deemed to have been released and discharged from its obligations with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). Notwithstanding anything else in this Section 9.2, such discharge will not occur prior to the end of the six-month period specified in paragraph (d)(iii) below or, if applicable, until the end of the one-year period specified in clause (2) of paragraph (d)(x) below. For this purpose, legal defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer and the Guarantor, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, and interest on, such Notes when such payments are due, (ii) the Issuer's and the Guarantor's obligations with respect to such Notes under Article 6 and Sections 2.2, 2.3, 2.6, 2.7, 2.8 and 4.2 and, with respect to the Trustee, under Sections 8.7 and 8.8, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 9.2 and Sections 9.3, 9.4 and 9.5. Subject to compliance with this Section 8.2, the Issuer and the Guarantor may exercise their option under this paragraph (b) notwithstanding the prior exercise of their option under paragraph (c) below with respect to the Notes.

           (c) Upon the Issuer's and the Guarantor's exercise under paragraph
(a) of the option applicable to this paragraph (c), the Issuer and the Guarantor shall be released and discharged from its obligations under Sections 4.6, 4.7,
4.8 and 4.9 (except for obligations mandated by the TIA) with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed to be not "OUTSTANDING" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Notes, the Issuer and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 7.1(a)(iii) or 7.1(a)(v), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

           (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:


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           (i) the Issuer or the Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 8.10 who shall agree to comply with the provisions of this Section 9.2 applicable to it) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable agreement in form and substance satisfactory to the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (x) US Dollars in an amount sufficient or (y) Government Obligations maturing as to principal and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such principal or interest, or (z) a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge not later than one day before the due date of any such payments, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge when due, principal of and interest on the outstanding Notes on the Maturity Date, a Redemption Date or otherwise in accordance with the terms of this Indenture and of such Notes; provided that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Issuer instructing the Trustee (or other qualifying trustee) to apply such US Dollars or the proceeds of such Government Obligations to said payments with respect to the Notes;

           (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

           (iii) neither the Issuer, the Guarantor, nor any Restricted Subsidiary of the Guarantor is an "insolvent person" within the meaning of any Bankruptcy Law on the date of such deposit or at any time during the period ending at the end of the sixth month after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

           (iv) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Issuer, the Guarantor or any of the Guarantor's Significant Subsidiaries is a party or by which it is bound;

           (v) in the case of an election under paragraph (b) above, the Issuer and the Guarantor shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable US Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for US Federal income tax purposes as a result of such deposit and legal defeasance and will be subject to US Federal income tax on the same


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
           amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

           (vi) in the case of an election under paragraph (c) above, the Issuer and the Guarantor shall have delivered to the Trustee an Opinion of Counsel in the United States (which may be based on an Internal Revenue Service ruling) to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for US Federal income tax purposes as a result of such covenant defeasance and will be subject to US Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

           (vii) the Issuer and the Guarantor shall have delivered to the Trustee an Opinion of Counsel in the United Kingdom and the Island of Jersey to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for United Kingdom or Jersey income tax or other tax purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to United Kingdom and Jersey income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as applicable, had not occurred (this condition may not be waived by any Holder or the Trustee);

           (viii) the Issuer and the Guarantor shall have delivered to the Trustee an Officer's Certificate stating that the deposit made by the Issuer pursuant to its election under paragraph (a) or (b) of this
           Section 9.2 was not made by the Issuer with the intent of preferring the Holders over other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others;

           (ix) in the case of an election under either paragraph (b) or (c) above, the Issuer and the Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of any other holders of Indebtedness of the Issuer or the Guarantor, and (B) at the end of the sixth month following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

           (x) in the case of an election under either paragraph (b) or (c) above, the Issuer and the Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that (1) such deposit and legal defeasance or covenant defeasance, as the case may be, shall not cause the Trustee or the trust so created to be subject to the US Investment Company Act of 1940, as amended, and (2) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the US Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the US Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Issuer under either such statute;

           (xi) in the case of an election under either paragraph (b) or (c) above, the Issuer and the Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, legal or covenant defeasance, as the case may be, and discharge will not


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
           cause the Notes to be delisted from any securities exchange on which they are then listed;

           (xii) the Issuer and the Guarantor shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (to the extent matters of law are involved), each stating that (x) all conditions precedent herein provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and
           (y) if any other Indebtedness of the Issuer or the Guarantor shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

           (e) All US Dollars and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "TRUSTEE") pursuant to paragraph (d) above in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying, Conversion and Exchange Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

           The Issuer and the Guarantor shall pay and jointly and severally indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to paragraph (d) above or the principal, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

           Anything in this Section 9.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request, in writing, by the Issuer any US Dollars or Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

9.3        APPLICATION OF TRUST MONEY

           Subject to Section 9.4 and 9.5, the Trustee shall hold in trust money or Government Obligations deposited with it pursuant to Sections 9.1 and 9.2, and shall apply the deposited US Dollars and the US Dollars from Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, and interest, on the Notes.

9.4        REPAYMENT TO ISSUER

           Subject to Sections 8.7, 9.1 and 9.2, the Trustee and the Paying, Conversion and Exchange Agent shall promptly pay to the Issuer upon receipt by the Trustee and the Paying, Conversion and Exchange Agent of an Officer's Certificate stating the amount to which the Issuer is entitled, any excess money, determined in accordance with Section 9.2(e), held by it at any time. The Trustee and the Paying, Conversion and Exchange Agent shall pay to the Issuer


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upon receipt by the Trustee or the Paying, Conversion and Exchange Agent, as the
case may be, of an Officer's Certificate stating the amount to which the Issuer is entitled, any money held by it for the payment of principal or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying, Conversion and Exchange
Agent before being required to make any payment may, but need not, at the expense of the Issuer, mail by first-class mail to the Holder of the Global Note and to each Holder of a Definitive Registered Note, if any, entitled to such money at such Holder's address as set forth on the Register notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Noteholders entitled to money must look solely to the Issuer for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee or Paying, Conversion and Exchange Agent with respect to such money shall thereupon cease.

9.5        REINSTATEMENT

           If the Trustee or Paying, Conversion and Exchange Agent is unable to apply any money or Government Obligations in accordance with Section 9.1 or 9.2, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then shall the Issuer's and the Guarantor's obligations under this Indenture, the Notes and the Note Guarantee be revived and reinstated as though no deposit had been made pursuant to Section 9.1 or 9.2, as the case may be, until such time as the Trustee or Paying, Conversion and Exchange Agent is permitted to apply all such US Dollars or Government Obligations in accordance with this Indenture; provided that if the Issuer has made any payment of principal of, or interest on, any Notes because of the reinstatement of its obligations, the Issuer and the Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the US Dollars or Government Obligations held by the Trustee or Paying, Conversion and Exchange Agent.


                                   ARTICLE 10
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

10.1       WITHOUT CONSENT OF HOLDERS

           The Issuer and the Guarantor, when authorized by a Board Resolution of its respective Board, and the Trustee may amend or supplement this Indenture, the Notes and the Note Guarantee without notice to or consent of any Noteholder:

           (a) to cure any ambiguity, defect or inconsistency, provided that such amendment or supplement does not adversely affect the rights of any Holder;
(b) to comply with any requirements of the SEC in connection with any qualification of this Indenture under the TIA;

           (c) to evidence the succession in accordance with Article 11 hereof of another Person to the Guarantor and the assumption by any such successor of the covenants of the Guarantor herein and in the Note Guarantee;


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
           (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;

           (e) to make any change that does not adversely affect the rights of any Holder; or

           (f) to reduce the period between the Conversion and Exchange Notice Date and the Conversion and Exchange Date (including reducing such period to zero).

10.2       WITH CONSENT OF HOLDERS

           Subject to Section 7.7 and the provisions of this Section 10.2, the Issuer and the Guarantor, when authorized by a Board Resolution of its respective Board, and the Trustee may modify or amend this Indenture, the Notes and the Note Guarantee in any respect with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Subject to Section 7.7 and the provisions of this Section 10.2, the Holders of, in the aggregate, at least a majority in aggregate principal amount of the outstanding Notes affected may waive compliance by the Issuer and the Guarantor with any provision of this Indenture, the Notes or the Note Guarantee.

           Notwithstanding the foregoing, without the consent of each Noteholder affected, a modification, amendment or waiver, including a waiver pursuant to
Section 7.4, may not:

           (a) change the Stated Maturity of the Principal of, or any installment of interest on, any Note;

           (b) reduce the Principal Amount of, or the rate of interest payable upon, any Note;

           (c) change the place or currency of payment of Principal of, or interest on, any Note;

           (d) adversely affect any right of repurchase exercisable at the option of any Holder of any Note;

           (e) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

           (f) adversely affect the ranking of the Notes;

           (g) amend or modify Section 4.12 in any manner;

           (h) modify this Section 10.2 or Sections 7.4 or 7.7;

           (i) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults and their consequences provided for in this Indenture;

           (j) impair the Conversion and Exchange Right; or

           (k) modify Article 6 of the Indenture in a manner adverse to the Holders.

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
           It shall not be necessary for the consent of the Holders under this
Section 10.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

           Promptly after an amendment, supplement or waiver under this Section
10.2 becomes effective, the Trustee shall give notice thereof by first-class mail, at the expense of the Issuer, to the Holders of then outstanding Notes, which notice shall set forth in general terms the substance of the amendment, supplement or waiver. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

           Promptly after the execution by the Issuer, the Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of this Section 10.2, the Trustee shall give notice thereof by first-class mail, at the expense of the Issuer, to the Holders of then outstanding Notes, which notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

10.3       COMPLIANCE WITH TRUST INDENTURE ACT

           Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

10.4       REVOCATION AND EFFECT OF AMENDMENTS AND CONSENTS

           Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. Notwithstanding the above, nothing in this paragraph shall impair the right of any Noteholder under ss. 316(b) of the TIA.

           The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Definitive Registered Notes entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last three sentences of the immediately preceding paragraph, those Persons who were Holders of Definitive Registered Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders of Definitive Registered Notes after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

           After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder (and every subsequent Noteholder), unless it is of the type described in any of clauses (a) through (l) of Section 10.2, in which case it shall bind every Holder consenting thereto and every subsequent Holder of a

Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

10.5       NOTATION ON OR EXCHANGE OF NOTES

           If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (in accordance with the specific direction of the Issuer) require the Holder of the Note to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Issuer) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

10.6       TRUSTEE TO SIGN AND NOTIFY NOTEHOLDERS OF AMENDMENTS, ETC

           The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 10 if the amendment, supplement or waiver does not adversely affect the rights, duties or immunities of the Trustee. The Trustee may, but shall not be obligated to, sign any amendment, supplement or waiver that affects the rights, duties or immunities of the Trustee under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any proposed amendment, supplement or waiver is authorized or permitted by this Indenture.

           The Trustee shall, promptly after any amendment, supplement or waiver of the Indenture, notify all Noteholders of such amendment, supplement or waiver.

                                   ARTICLE 11
                                 NOTE GUARANTEE

11.1       GUARANTEE.

           The Guarantor hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and all other amounts due by the Issuer hereunder, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, redemption or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor shall be obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

           The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgement against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations of the Issuer contained in the Notes and this Indenture.

           If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantor or any Custodian acting in relation to either the Issuer or the Guarantor, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

           The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 7 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 7 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Note Guarantee.

11.2       EXECUTION AND DELIVERY OF NOTE GUARANTEE.

           To evidence its Note Guarantee set forth in Section 11.1, the Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit F shall be endorsed by an Officer of the Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantor by an Officer.

           The Guarantor hereby agrees that its Note Guarantee set forth in
Section 11.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

           If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

           The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantor.

11.3       GUARANTOR MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

           (a) The Guarantor shall not consolidate or combine with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation, combination or merger with or into a Wholly-Owned Restricted Subsidiary with a positive net worth; provided that: (a) in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Guarantor) shall be issued or distributed to the stockholders of the Guarantor and (b) the surviving entity (if not the Guarantor) expressly assumes, by appropriate agreements, all of the obligations of the Guarantor under this Indenture, the Note Guarantee, the Preference Share Guarantee, the Deposit Agreement, the Paying, Conversion and Exchange Agency Agreement and the Intercompany Loan) or permit any Person to merge with or into the Guarantor unless:

           (i) the Guarantor shall be the continuing Person, or the Person (if other than the Guarantor) formed by such consolidation or combination or into which the Guarantor is merged or that acquired or leased such property and assets of the Guarantor shall be a corporation organized and validly existing under the laws of England and Wales, or of Scotland or of the US and shall expressly assume, by appropriate agreements, all of the obligations of the Guarantor under this Indenture, the Note Guarantee, the Preference Share Guarantee, the Deposit Agreement, the Paying, Conversion and Exchange Agency Agreement and the Intercompany Loan;

           (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

           (iii) the Guarantor delivers to the Trustee an Officer's Certificate and Opinion of Counsel, in each case stating that such consolidation, combination, merger or transfer and such agreements comply with this
           Section 11.3(a) and that all conditions precedent provided for herein relating to such transaction have been complied with.

           (b) Upon any consolidation, combination, merger or any transfer of all or substantially all of the assets of the Guarantor in accordance with
Section 11.3(a), the surviving entity formed by such consolidation or combination or into which the Guarantor is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such surviving entity had been named as the Guarantor herein, and thereafter, the predecessor company (except in the case of a lease) shall be released from all obligations and covenants under this Indenture and the Note Guarantee.


                                   ARTICLE 12
                                 MISCELLANEOUS

12.1       TRUST INDENTURE ACT CONTROLS

           If and to the extent that any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by, or with another provision (an "INCORPORATED PROVISION") included in this Indenture by operation of,

Sections 310 to 318, inclusive, of the TIA, such imposed duties or incorporated provision shall control.

12.2       NOTICES

           Any notice or communication shall be deemed given if in writing and delivered in Person or mailed by first-class mail or telecopier communication, addressed as follows, and received by the addressee:

           (a) if to the Issuer:

                     Telewest Finance (Jersey) Limited
                     c/o Telewest Communications plc
                     Genesis Business Park
                     Albert Drive
                     Woking
                     Surrey GU21 5RW
                     England

                     Telephone:+44 1483 750 900
                     Telecopier:+44 1483 750 901
                     Attention:General Counsel

           (b) if to the Guarantor:

                     Telewest Communications plc
                     Genesis Business Park
                     Albert Drive
                     Woking
                     Surrey GU21 5RW
                     England

                     Telephone:+44 1483 750 900
                     Telecopier:+44 1483 750 901
                     Attention:General Counsel

           (c) if to the Trustee, the Principal Paying, Conversion and Exchange Agent or the Book-Entry Depositary:

                     The Bank of New York
                     101 Barclay Street
                     Floor 21 West
                     New York, New York  10286

                     Telephone:+1 (212) 815 5381
                     Telecopier:+1 (212) 815 4803
                     Attention:Corporate Trust Administration -
                               Global Finance Unit

           The Issuer, the Trustee or the Book-Entry Depositary by notice to the other may designate additional or different addresses for subsequent notices or communications.

           Any notice or communication mailed to a Holder of a Definitive Registered Note, including any notice delivered in connection with TIA ss. 310(b), TIA ss. 313(c), TIA ss. 314(a) and TIA ss. 315(b), shall be mailed to him, first-class postage prepaid, at his address as it appears in the Register and shall be deemed given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time. To the extent required by the Trust Indenture Act, any notice or communication shall also be mailed to any Person described in TIA Section 313(c).

           Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

12.3       COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS

           Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

12.4       CERTIFICATE AND OPINION OF COUNSEL AS TO CONDITIONS PRECEDENT

           Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee (a) an Officer's Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (b) an Opinion of Counsel stating that, in the opinion of counsel, all such conditions have been complied with and (c) where applicable, a certificate or opinion by an accountant that complies with TIA ss. 314(c).

12.5       STATEMENTS REQUIRED IN CERTIFICATE AND OPINION OF COUNSEL

           Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

           (a) a statement that the Person making such certificate or Opinion of Counsel has read such covenant or condition;

           (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or Opinion of Counsel are based;

           (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with, and such other opinions as the Trustee may reasonably request; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officer's Certificate or certificates of public officials.

12.6       RULES BY TRUSTEE, PAYING, CONVERSION AND EXCHANGE AGENT, REGISTRAR

           The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying, Conversion and Exchange Agent or Registrar may make reasonable rules for its functions.

12.7       AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES

           (a) Each of the parties hereto irrevocably agrees that any suit, action or proceeding arising out of or relating to this Indenture, the Notes or the Note Guarantee, or brought under federal or state securities laws or brought by the Trustee or any Agent, may be instituted in any federal or state court in the State of New York, borough of Manhattan; irrevocably agrees that any suit, action or proceeding arising out of or relating to this Indenture, the Notes or the Note Guarantee, or brought by the Trustee or any Agent, may be instituted in any court in England; irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. Each of the Issuer and the Guarantor has irrevocably appointed CT Corporation System, located at 111 Eighth Avenue, New York, New York 10011 as its agent (the "AUTHORIZED AGENT") for service of process in any suit, action or proceeding arising out of or relating to this Indenture, the Notes or the Note Guarantee, or brought under federal or state securities laws or brought by the Trustee or any Agent, that may be instituted in federal or state courts in the State of New York, borough of Manhattan. Each of the Issuer and the Guarantor expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable unless and until replaced by an agent reasonably acceptable to the Trustee. Each of the Issuer and the Guarantor represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuer or the Guarantor, as applicable, shall be deemed, in every respect, effective service of process upon the Issuer or the Guarantor, as applicable.

           To the extent that either the Issuer or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, each of the Issuer and the Guarantor hereby irrevocably waives such immunity in respect of its respective obligations under this Indenture, the Notes and the Note Guarantee, and in respect of actions brought under US federal or state securities laws, to the fullest extent permitted by law.

12.8       LEGAL HOLIDAYS

           If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

12.9       GOVERNING LAW

           The internal laws of the State of New York shall govern this Indenture, the Notes and the Note Guarantee without regard to principles of conflict of laws.

12.10      NO RECOURSE AGAINST OTHERS

           No recourse for the payment of the principal of, or interest on, any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or the Guarantor in this Indenture, the Notes or the Note Guarantee or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of the Issuer, the Guarantor or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

12.11      SUCCESSORS

           All agreements of the Issuer and the Guarantor in this Indenture, the Notes and the Note Guarantee shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

12.12      DUPLICATE ORIGINALS

           The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

12.13      SEPARABILITY

           In case any provision in this Indenture, in the Notes or in the Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.14      TABLE OF CONTENTS, HEADINGS, ETC

           The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

12.15      NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

           This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer, the Guarantor or any Subsidiary of the Guarantor. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                            [Signature page follows]

           IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                      TELEWEST FINANCE (JERSEY) LIMITED,
                                           as Issuer

                                      By: /s/ Telewest Finance (Jersey) Limited
                                          -------------------------------------
                                          Name:
                                          Title:

                                      By: /s/ Telewest Finance (Jersey) Limited
                                          -------------------------------------
                                          Name:
                                          Title:



                                      TELEWEST COMMUNICATIONS PLC,
                                           as Guarantor

                                      By: /s/ Telewest Communications PLC
                                          -------------------------------------
                                          Name:
                                          Title:


                                      By: /s/ Telewest Communications PLC
                                          -------------------------------------
                                          Name:
                                          Title:



                                      THE BANK OF NEW YORK,
                                           as Trustee

                                      By: /s/ The Bank of New York
                                          -------------------------------------
                                          Name:
                                          Title:

                                                                    EXHIBIT A

                               FORM OF GLOBAL NOTE

                                 [FACE OF NOTE]

           [Insert 144A Legend or Regulation S Legend, if applicable]

                        TELEWEST FINANCE (JERSEY) LIMITED

                      6.0% SENIOR CONVERTIBLE NOTE DUE 2005

                                                            [CUSIP:___________]
                                                            [ISIN:            ]
                                                                   ------------
No.  B-__________                                                  $___________

                             Issue Date: __________

           TELEWEST FINANCE (JERSEY) LIMITED, a public company with limited liability organized in the Island of Jersey (the "Issuer"), for value received, promises to pay to the bearer upon surrender hereof the principal sum of _____________________________ US Dollars ($_______) on 7 July 2005.

           Interest Payment Dates: 7 January and 7 July commencing 7 January
2001.

           Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

           IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.


                                      Dated ___ __________


                                      TELEWEST FINANCE (JERSEY) LIMITED,
                                           as Issuer


                                      By:
                                          -----------------------------------
                                          Name:
                                          Title:

                (Form of Trustee's Certificate of Authentication)


           This is one of the 6.0% Senior Convertible Notes due 2005 described in the within-mentioned Indenture.

                                      THE BANK OF NEW YORK
                                           as Trustee


                                      By:
                                           ---------------------------------
                                           Authorized Signatory


                                      Date:
                                            --------------------------------

                             [REVERSE SIDE OF NOTE]

                        TELEWEST FINANCE (JERSEY) LIMITED

                      6.0% SENIOR CONVERTIBLE NOTE DUE 2005

           1. Principal and Interest. The Issuer will pay the principal of this Note on 7 July 2005.

           The Issuer promises to pay interest on the principal amount of this Note on each Interest Payment Date, commencing 7 January 2001, as set forth below and in the Indenture, at the rate per annum shown on the face of this Note.

           Interest will be paid semiannually in arrears to the Holder of this Note on each Interest Payment Date, commencing 7 January 2001.

           Subject to Section 6.6 of the Indenture, interest on this Note will accrue from the latest date to which interest has been paid on the Notes or, if no interest has been paid, the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

           The Issuer shall pay interest on overdue Principal and interest on overdue installments of interest, if any, to the extent lawful, at the rate equal to that borne by the Notes. Any such interest shall be payable on demand and shall be compounded semiannually on each 7 January and 7 July.

           2. Method of Payment. Except as provided in the Indenture, the Issuer will pay interest on this Note to the Holder of this Note upon presentment hereof at the office of the Principal Paying, Conversion and Exchange Agent maintained for that purpose. The Holder must surrender this Note to such Paying, Conversion and Exchange Agent to collect Principal payments. The Issuer will pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Such payment shall be made by check drawn on a US Dollar account or by transfer of immediately available funds to an account of the Holder hereof in accordance with instructions given by such Holder. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

           3. Principal Paying, Conversion and Exchange Agent. The Issuer has appointed The Bank of New York, acting through its New York office, to act as Principal Paying, Conversion and Exchange Agent. The Issuer may change the Paying, Conversion and Exchange Agent without notice in accordance with the Indenture; provided that, the Principal Paying, Conversion and Exchange Agent may not be resident in the United Kingdom or act through any agent resident in the United Kingdom. Neither the Issuer, the Guarantor nor any of their Affiliates may act as Paying, Conversion and Exchange Agent.

           4. Indenture. The Issuer issued the Notes under an Indenture dated 7 July 2000 (the "INDENTURE") among the Issuer, the Guarantor and the Trustee. This Note is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the

Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 US Code ss.ss. 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

           The Notes are unsecured obligations of the Issuer limited in aggregate principal amount to $500.0 million.

           5. Restrictive Covenants. The Indenture prohibits the Issuer from incurring any Indebtedness, amending the Intercompany Loan, the Preference Share or the Preference Share Guarantee without the consent of the requisite Holders, engaging in any business or conducing any operations other than issuing the Notes and the Preference Shares and certain related activities, creating Liens on its assets (other than Permitted Liens) and making Investments (other than pursuant to the Intercompany Loan, or in US dollars or Pounds Sterling). The Indenture also restricts the ability of the Guarantor and the Guarantor's Restricted Subsidiaries to create Liens securing certain Debt Securities and the ability of the Guarantor to consolidate, combine or merge with or into other Persons or to sell all or substantially all of its assets. The restrictive covenants are subject to a number of important qualifications and exceptions set forth in the Indenture. The Issuer and the Guarantor must report to the Trustee annually on compliance with the restrictive covenants contained in the Indenture.

           6. Optional Redemption. The Issuer may redeem all (but not a part) of the Notes at 100% of the principal amount thereof, together with accrued and unpaid interest to the Redemption Date, (i) at any time after 7 July 2003; provided that the average of the middle-market quotations published in the daily Official List of the London Stock Exchange for one Ordinary Share for the 30 consecutive Dealing Days ending on the Dealing Day ten days prior to the date on which the related redemption notice is given shall have been at least 130% of the average of the Exchange Price in effect (or deemed to be in effect) on each such Dealing Day and (ii) at any time when at least 90% of the principal amount of all Notes issued under the Indenture have been purchased by the Issuer and cancelled by the Trustee pursuant to Section 2.12 of the Indenture, or converted and exchanged pursuant to Article 6 of the Indenture.

           7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to the Holder of this Note as provided in the Indenture.

           8. Repurchase upon Change in Control. Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require the repurchase of its Notes by the Issuer in cash pursuant to the offer described in the Indenture at a purchase price equal to 100% of the Principal Amount thereof, plus accrued and unpaid interest on such Principal Amount to the date of purchase (the "CHANGE OF CONTROL PAYMENT").

           A notice of such Change of Control will be mailed within 30 days after any Change of Control Triggering Event occurs to the Holder of this Note and to each Holder of Definitive Registered Notes at such Holder's address as it appears in the Register. On and after the Change of Control Payment Date, interest will cease to accrue on the Notes or portions of Notes surrendered for purchase unless the Issuer defaults in the payment of the Change of Control Payment.

           9. Conversion and Exchange.

           (a) BY HOLDERS. Holders of Notes have the right (the "Conversion and Exchange Right") to convert their Notes into Preference Shares of the Issuer at any time (subject to any applicable fiscal or other laws or regulations and as hereinafter provided) after 16 August 2000 and prior to the close of business (at the place where the relevant Note is delivered for conversion) on 22 June 2005 (both days inclusive). The price at which the Notes shall be convertible into Preference Shares (the "CONVERSION PRICE") shall be one Preference Share, allotted at $1,000 credited as fully paid, for each $1,000 in principal amount of Notes surrendered for conversion and exchange. If a Note shall have been called for redemption prior to the Maturity Date, the Conversion and Exchange Right will terminate at the close of business (at the place aforesaid) on the tenth Business Day prior to the date fixed for redemption, except that if there is a default in making payment in respect of such Note on the Redemption Date, the Conversion and Exchange Right may be exercised up to the close of business (at the place aforesaid) on the date on which such redemption payment is made and notice thereof is given. For purposes hereof, a Conversion and Exchange Right will be deemed exercised on the Conversion and Exchange Date with respect thereto.

           To exercise its Conversion and Exchange Right, the holder of Book-Entry Interests must:

           (i) duly complete a Conversion and Exchange Notice and deliver (or cause to be delivered) such Conversion and Exchange Notice to the Principal Paying, Conversion and Exchange Agent;

           (ii) transfer such Book-Entry Interests to the Principal Paying, Conversion and Exchange Agent by book-entry transfer;

           (iii) if required, furnish appropriate endorsements and transfer documents; and

           (iv) if required, pay any taxes and capital, stamp, issue and registration duties arising on the exercise of such Conversion and Exchange Right (other than any taxes or capital, stamp, issue and registration duties payable in Jersey or the United Kingdom in respect of the allotment and issue of Preference Shares upon conversion and/or Ordinary Shares upon exchange, which shall be payable by the Issuer or the Guarantor, as applicable), and all taxes, if any, arising by reference to any disposal or deemed disposal of any Ordinary Share in connection with the exercise of such Conversion and Exchange Right.

           A Note in respect of which a holder has delivered an "Option of Holder to Elect Purchase" form appearing below following a Change of Control

Triggering Event may be converted only if the election notice is withdrawn in accordance with the terms of the Indenture.

           By exercising a Conversion and Exchange Right, a holder of a Note (or the Trustee the case of the exercise of Conversion and Exchange Rights in connection with subparagraph (b) below), will be deemed to have contemporaneously exercised the Share Exchange Right in respect of the Preference Shares issuable upon conversion of such Notes (subject to and in accordance with the Preference Shares, the Memorandum and Articles of Association and the Preference Share Guarantee).

           (b) BY TRUSTEE. In the event the Issuer elects to redeem the Notes, the Trustee may, in its sole and absolute discretion (but without liability for any loss), during the period starting five London Business Days prior to a Redemption Date and ending on the close of business on the London Business Day immediately prior to such Redemption Date, elect by written notice to the Principal Paying, Conversion and Exchange Agent to exercise Conversion and Exchange Rights in respect of the aggregate principal amount of Notes to be redeemed on such date with respect to which no Conversion and Exchange Notice has been delivered (the "UNEXERCISED NOTES"); provided that the Trustee shall have received all required consents (if any) and the Trustee shall be satisfied or have been advised by an investment bank of international repute selected and appointed by the Trustee that the net proceeds of an immediate sale of Ordinary Shares arising from conversion and exchange (without regard to liability (other than the liability of the Trustee, the Issuer or the Guarantor) for any taxes or capital, stamp, issue or registration duties arising on conversion and exchange) would be likely to exceed the redemption price payable in respect of the Unexercised Notes by at least 5.0%.

           The Ordinary Shares issuable upon such conversion and exchange shall be issued on the tenth Business Day following delivery of the written notice referred to in the preceding paragraph and when issued, shall be sold by, or on behalf of, the Trustee, in any manner that complies with applicable law as soon as practicable after issuance thereof. The net proceeds of the sale of Ordinary Shares issued in respect of such Unexercised Notes shall be held by the Trustee in trust for the holders of the Unexercised Notes and distributed pro rata to such holders, after deduction for any amounts payable by the Trustee or by the holder of an Unexercised Note in respect of any taxes, or capital, stamp, issue or registration duties and any costs incurred by the Trustee in connection with the allotment and sale of such Ordinary Shares.

           (c) The above description of the Conversion and Exchange Right is qualified by reference to, and is subject in its entirety by, the Indenture.

           10. Denominations. Global Notes are in bearer form, without coupons, and must be denominated in an amount equal to $1,000 of principal amount or an integral multiple thereof and collectively represent the aggregate principal amount of all the Notes issued and not yet canceled, other than Definitive Registered Notes.

           11. Persons Deemed Owners. The bearer of this Note shall be treated as the owner of this Note for all purposes.

           12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or the Principal Paying, Conversion and Exchange Agent will pay the money back to the Issuer at its request. After that, Holders entitled to the money must look to the Issuer for payment as general creditors unless an "abandoned property" law designates another Person.

           13. Amendment, Supplement, Waiver, Etc. The Issuer, the Guarantor and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture, the Notes or the Note Guarantee for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, reducing the period between the Conversion and Exchange Notice Date and the Conversion and Exchange Date (including reducing such period to zero), and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture, the Notes or the Note Guarantee may be made by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of each Holder affected thereby.

           14. Successor Corporation. Upon any consolidation, combination, merger or any transfer of all or substantially all of the assets of the Guarantor in accordance with Section 11.3(a) of the Indenture, the surviving entity formed by such consolidation or combination or into which the Guarantor is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under the Indenture with the same effect as if such surviving entity had been named as the Guarantor therein, and thereafter, the predecessor company (except in the case of a lease) shall be released from all obligations and covenants under the Indenture and the Note Guarantee.

           15. Defaults and Remedies. The following events are "Events of Default" for purposes of the Indenture: (i) the Issuer defaults in the payment of principal of any Note when the same becomes due and payable, at maturity or upon acceleration, redemption or otherwise; (ii) the Issuer defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (iii) the Issuer fails to perform or comply with the provisions of Section 4.12 or 11.3 of the Indenture; (iv) the Issuer fails to repurchase Notes at the conclusion of the Change of Control Offer referred to in Section 4.9 of the Indenture; (v) the Issuer or the Guarantor defaults in the performance of or breaches any other covenant or agreement in this Indenture or under the Notes, the Note Guarantee or the Preference Share Guarantee, which default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes outstanding; (vi) there occurs with respect to any issue or issues of Indebtedness of the Guarantor or any Significant Subsidiary having an outstanding principal amount of (pound)10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, the following: (A) an event of default that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days following such acceleration; and/or
(B) the failure to make a principal payment at the final (but not any interim) Stated Maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (vii) any final judgment or order for the payment of money in excess of (pound)10 million in the aggregate for all such final judgments or orders against all such Persons shall be rendered against the Issuer, the Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed (pound)10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; and (viii) certain events of bankruptcy, insolvency, reorganization or administration affecting the Issuer, the Guarantor or any Significant Subsidiary.

           Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in clause (viii) above that occurs with respect to the Issuer or the Guarantor) occurs and is continuing, then the Holders of not less than 25% in aggregate principal amount of the outstanding Notes or the Trustee may declare the Notes to be due and payable immediately. If an Event of Default specified in clause (viii) above occurs with respect to the Issuer or the Guarantor, the Default Amount of and any interest, if any, on all of the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture, the Notes or the Note Guarantee except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture, the Notes or the Note Guarantee. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Issuer and the Guarantor must furnish an annual compliance certificate to the Trustee.

           16. Trustee Dealings with Issuer and Guarantor. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, the Guarantor or their Affiliates, and may otherwise deal with the Issuer, the Guarantor or their Affiliates, as if it were not Trustee.

           17. No Recourse Against Others. A trustee, director, officer, employee, stockholder or incorporator, as such, of the Issuer or the Guarantor shall not have any liability for any obligations of the Issuer or the Guarantor under the Indenture, the Notes or the Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability.

           18. Discharge Prior to Redemption or Maturity. The Issuer's and the Guarantor's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of US Dollars or Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

           19. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

           The internal laws of the State of New York shall govern this Note without regard to principles of conflict of laws.

           The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                     TELEWEST FINANCE (JERSEY) LIMITED
                     c/o Telewest Communications plc
                     Genesis Business Park
                     Albert Drive
                     Woking
                     Surrey GU21 5RW
                     England

                     Telephone:+44 1483 750 900
                     Telecopier:+44 1483 750 901
                     Attention:General Counsel

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT
                     OF INDEBTEDNESS EVIDENCED BY THIS NOTE


           The initial principal amount of indebtedness evidenced by this Note shall be $___________. The following decreases/increases in the principal amount of indebtedness evidenced by this Note have been made:



                        Decrease in           Increase in           Total Principal Amount of
                    Principal Amount of   Principal Amount of   Indebtedness Evidenced Following   Notation Made by or on Behalf
Date of Decrease/       Indebtedness          Indebtedness               such Decrease/                 of Principal Paying,
     Increase            Evidenced             Evidenced                    Increase               Conversion and Exchange Agent
     --------            ---------             ---------                    --------               -----------------------------



                       OPTION OF HOLDER TO ELECT PURCHASE


           If you wish to have this Note purchased by the Issuer pursuant to
Section 4.9 of the Indenture, check the Box: [ ].

           If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 4.9 of the Indenture, state the amount (in principal amount):

$--------------

Date:  ________________________

Your Signature:  ________________________

(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:  ___________________________

                                                                     EXHIBIT B

                       FORM OF DEFINITIVE REGISTERED NOTE

                                 [FACE OF NOTE]

            [Insert 144A Legend or Regulation S Legend if applicable]

                        TELEWEST FINANCE (JERSEY) LIMITED

                      6.0% SENIOR CONVERTIBLE NOTE DUE 2005

                                                       [CUSIP:________________]
                                                       [ISIN:                 ]
                                                             -----------------

No.  R-                            $____________

           UNDER CURRENT U.K. LAW, UPON THE ISSUANCE TO A HOLDER OF DEFINITIVE REGISTERED NOTES, SUCH HOLDER WILL BECOME SUBJECT TO UK INCOME TAX (CURRENTLY 20%) TO BE WITHHELD ON ANY PAYMENTS OF INTEREST ON THE DEFINITIVE REGISTERED NOTES. A HOLDER OF DEFINITIVE REGISTERED NOTES MAY BE ENTITLED TO RECEIVE A REFUND OF WITHHELD AMOUNTS FROM THE INLAND REVENUE IN CERTAIN CIRCUMSTANCES.

           Issue Date: ______________

           TELEWEST FINANCE (JERSEY) LIMITED, a public company with limited liability organized in the Island of Jersey (the "Issuer"), for value received, promises to pay to ___________________________________, or its registered assigns, the principal sum of __________________________________ US Dollars
($_______) on 7 July 2005.

           Interest Payment Dates: 7 January and 7 July
                                   commencing 7 January 2001.

           Regular Record Dates: 21 June and 21 December

           Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

           IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                   Dated ___ ____________


                                   TELEWEST FINANCE (JERSEY) LIMITED,
                                        as Issuer

                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:

               (Form of Trustee's Certificate of Authentication)

           This is one of the 6.0% Senior Convertible Notes due 2005 described in the within-mentioned Indenture.



                                     THE BANK OF NEW YORK,
                                          as Trustee


                                     By:
                                          ----------------------------------
                                     Authorized Signatory

                                     Date:
                                          ----------------------------------

                             [REVERSE SIDE OF NOTES]

                        TELEWEST FINANCE (JERSEY) LIMITED

                      6.0% SENIOR CONVERTIBLE NOTE DUE 2005

           1. Principal and Interest. The Issuer will pay the principal of this Note on 7 July 2005.

           The Issuer promises to pay interest on the principal amount of this Note on each Interest Payment Date, commencing 7 January 2001, as set forth below and in the Indenture, at the rate per annum shown on the face of this Note.

           Interest will be paid semiannually in arrears (to the holders of record of the Notes at the close of business on the 21 June or 21 December immediately preceding the relevant Interest Payment Date) on each Interest Payment Date, commencing 7 January 2001.

           Subject to Section 6.6 of the Indenture, interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

           The Issuer shall pay interest on overdue Principal and interest on overdue installments of interest, to the extent lawful, at a rate equal to that borne by the Notes. Any such interest shall be payable on demand and shall be compounded semiannually on each 7 January and 7 July.

           2. Method of Payment. Except as provided in the Indenture, the Issuer will pay interest on this Note (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the 21 June or 21 December next preceding the relevant Interest Payment Date. The Holder of this Note must surrender this Note to a Paying, Conversion and Exchange Agent to collect Principal payments. The Issuer will pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Such payments shall be made at the office of a Paying, Conversion and Exchange Agent; provided, however, that at the Issuer's election, payments of interest may be made by check drawn on a US Dollar account and mailed to the registered address of the Holder hereof. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

           3. Paying, Conversion and Exchange Agent and Registrar. The Issuer has appointed The Bank of New York, acting through its New York office, to act as Principal Paying Conversion and Exchange Agent and Registrar, and the Bank of New York acting through its London office, to act as a Paying, Conversion and Exchange Agent and Registrar. The Issuer may change the Paying, Conversion and Exchange Agents and the Registrar without notice; provided that, the Principal Paying, Conversion and Exchange Agent may not be resident in the United Kingdom or act through any agent resident in the United Kingdom. Neither the Issuer, the Guarantor nor any of their Affiliates may act as Paying, Conversion and Exchange Agent, or Registrar.

           4. Indenture. The Issuer issued the Notes under an Indenture dated 7 July 2000 (the "INDENTURE"), among the Issuer, the Guarantor and the Trustee. This Note is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 US Code ss.ss. 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

           The Notes are unsecured obligations of the Issuer limited in aggregate principal amount to $500.0 million.

           5. Restrictive Covenants. The Indenture prohibits the Issuer from incurring any Indebtedness, amending the Intercompany Loan, the Preference Shares or the Preference Share Guarantee without the consent of the requisite Holders, engaging in any business or conducing any operations other than issuing the Notes and the Preference Shares and certain related activities, creating Liens on its assets (other than Permitted Liens) and making Investments (other than pursuant to the Intercompany Loan, or in US dollars or Pounds Sterling). The Indenture also restricts the ability of the Guarantor and the Guarantor's Restricted Subsidiaries to create Liens securing certain Debt Securities and the ability of the Guarantor to consolidate, combine or merge with or into other Persons or to sell all or substantially all of its assets. The restrictive covenants are subject to a number of important qualifications and exceptions set forth in the Indenture. The Issuer and the Guarantor must report to the Trustee annually on compliance with the restrictive covenants contained in the Indenture.

           6. Optional Redemption. The Issuer may redeem all (but not a part) of the Notes, at 100% of the principal amount thereof, together with accrued and unpaid interest to the Redemption Date, (i) at any time after 7 July 2003; provided that the average of the middle-market quotations published in the daily Official List of the London Stock Exchange for one Ordinary Share for the 30 consecutive Dealing Days ending on the Dealing Day ten days prior to the date on which the related redemption notice is given shall have been at least 130% of the average of the Exchange Price in effect (or deemed to be in effect) on each such Dealing Day and (ii) at any time when at least 90% of the principal amount of all Notes issued under the Indenture have been purchased by the Issuer and cancelled by the Trustee pursuant to Section 2.12 of the Indenture, or converted and exchanged pursuant to Article 6 of the Indenture.

           7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Definitive Registered Notes at such Holder's registered address as it appears in the Register.

           8. Repurchase upon Change in Control. Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require the repurchase of its Notes by the Issuer in cash pursuant to the offer described in the Indenture at a purchase price equal to 100% of the Principal Amount thereof, plus accrued and unpaid interest on such Principal Amount, to the date of purchase (the "CHANGE OF CONTROL PAYMENT").

           A notice of such Change of Control will be mailed within 30 days after any Change of Control Triggering Event occurs to the Holder of the Global Note and to each Holder of Definitive Registered Notes at such Holder's address as it appears in the Register. On and after the Change of Control Payment Date, interest will cease to accrue on the Notes or portions of Notes surrendered for purchase unless the Issuer defaults in the payment of the Change of Control Payment.

           9. Conversion and Exchange.

           (a) BY HOLDERS. Holders of Notes have the right (the "CONVERSION AND EXCHANGE RIGHT") to convert their Notes into Preference Shares of the Issuer at any time (subject to any applicable fiscal or other laws or regulations and as hereinafter provided) after 16 August 2000 and prior to the close of business (at the place where the relevant Note is delivered for conversion) on 22 June 2005 (both days inclusive). The price at which the Notes shall be convertible into Preference Shares (the "CONVERSION PRICE") shall be one Preference Share allotted at $1,000 credited as fully paid, for each $1,000 in principal amount of Notes surrendered for conversion and exchange. If a Note shall have been called for redemption prior to the Maturity Date, the Conversion and Exchange Right will terminate at the close of business (at the place aforesaid) on the tenth Business Day prior to the date fixed for redemption, except that if there is a default in making payment in respect of such Note on the Redemption Date, the Conversion and Exchange Right may be exercised up to the close of business (at the place aforesaid) on the date on which such redemption payment is made and notice thereof is given. For purposes hereof, a Conversion and Exchange Right will be deemed exercised on the Conversion and Exchange Date with respect thereto.

           To exercise its Conversion and Exchange Right, the holder of this Note must:

           (i) duly complete and manually sign a Conversion and Exchange Notice and deliver (or cause to be delivered) such Conversion and Exchange Notice to the Principal Paying, Conversion and Exchange Agent;

           (ii) surrender this Note to the Registrar;

           (iii) if required, furnish appropriate endorsements and transfer documents; and

           (iv) if required, pay any taxes and capital, stamp, issue and registration duties arising on the exercise of such Conversion and Exchange Right (other than any taxes or capital, stamp, issue and registration duties payable in Jersey or the United Kingdom in respect of the allotment and issue of Preference Shares upon conversion and/or Ordinary Shares upon exchange, which shall be payable by the Issuer or the Guarantor, as applicable), and all taxes, if any, arising by reference to any disposal or deemed disposal of any Ordinary Share in connection with the exercise of such Conversion and Exchange Right.

           A Note in respect of which a holder has delivered an "Option of Holder to Elect Purchase" form appearing below following a Change of Control Triggering Effect may be converted only if the election notice is withdrawn in accordance with the terms of the Indenture.

           By exercising a Conversion and Exchange Right, a Holder of a Note (or the Trustee in the case of the exercise of Conversion and Exchange Rights in connection with subparagraph (b) below) will be deemed to have contemporaneously exercised the Share Exchange Right in respect of the Preference Shares issuable upon conversion of such Notes (subject to and in accordance with the Preference Shares, the Memorandum and Articles of Association and the Preference Share Guarantee.

           (b) BY TRUSTEE. In the event the Issuer elects to redeem the Notes, the Trustee may, in its sole and absolute discretion (but without liability for any loss), during the period starting five London Business Days prior to a Redemption Date and ending on the close of business on the London Business Day immediately prior to such Redemption Date, elect by written notice to the Principal Paying, Conversion and Exchange Agent to exercise Conversion and Exchange Rights in respect of the aggregate principal amount of Notes to be redeemed on such date with respect to which no Conversion and Exchange Notice has been delivered (the "UNEXERCISED NOTES"); provided that the Trustee shall have received all required consents (if any) and the Trustee shall be satisfied or have been advised by an investment bank of international repute selected and appointed by the Trustee that the net proceeds of an immediate sale of Ordinary Shares arising from conversion and exchange (without regard to liability (other than the liability of the Trustee, the Issuer or the Guarantor) for any taxes or capital, stamp, issue or registration duties arising on conversion and exchange) would be likely to exceed the redemption price payable in respect of the Unexercised Notes by at least 5.0%.

           The Ordinary Shares issuable upon such conversion and exchange shall be issued on the tenth Business Day following delivery of the written notice referred to in the preceding paragraph and, when issued, shall be sold by, or on behalf of, the Trustee in any manner that complies with applicable law as soon as practicable after issuance thereof. The net proceeds of the sale of Ordinary Shares issued in respect of such Unexercised Notes shall be held by the Trustee in trust for the holders of the Unexercised Notes and distributed pro rata to such holders, after deduction for any amounts payable by the Trustee or by the holder of an Unexercised Note in respect of any taxes, or capital, stamp, issue or registration duties and any costs incurred by the Trustee in connection with the allotment and sale of such Ordinary Shares.

           (c) The above description of the Conversion and Exchange Right is qualified by reference to, and is subject in its entirety by, the Indenture.

           10. Denominations. Definitive Registered Notes are in registered form, without coupons, and must be denominated in an amount equal to $1,000 of principal amount or an integral multiple thereof.

           11. Persons Deemed Owners. The Holder of this Note shall be treated as the owner of this Note for all purposes.

           12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or the Principal Paying, Conversion and Exchange Agent will pay the money back to the Issuer at its request. After that, Holders entitled to the money must look to the Issuer for payment as general creditors unless "abandoned property" law designates another Person.

           13. Amendment, Supplement, Waiver, Etc. The Issuer, the Guarantor and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture, the Notes or the Note Guarantee for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, reducing the period between the Conversion and Exchange Notice Date and the Conversion and Exchange Date (including reducing such period to zero), and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture, the Notes or the Note Guarantee may be made by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of each Holder affected thereby.

           14. Successor Corporation. Upon any consolidation, combination, merger or any transfer of all or substantially all of the assets of the Guarantor in accordance with Section 11.3(a) of the Indenture, the surviving entity formed by such consolidation or combination or into which the Guarantor is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under the Indenture with the same effect as if such surviving entity had been named as the Guarantor therein, and thereafter, the predecessor company (except in the case of a lease) shall be released from all obligations and covenants under the Indenture and the Note Guarantee.

           15. Defaults and Remedies. The following events are "Events of Default" for purposes of the Indenture: (i) the Issuer defaults in the payment of principal of any Note when the same becomes due and payable, at maturity or upon acceleration, redemption or otherwise; (ii) the Issuer defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (iii) the Issuer fails to perform or comply with the provisions of Section 4.12 or 11.3 of the Indenture; (iv) the Issuer fails to repurchase Notes at the conclusion of the Change of Control Offer referred to in Section 4.9 of the Indenture; (v) the Issuer or the Guarantor defaults in the performance of or breaches any other covenant or agreement in this Indenture or under the Notes, the Note Guarantee or the Preference Share Guarantee, which default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes outstanding; (vi) there occurs with respect to any issue or issues of Indebtedness of the Guarantor or any Significant Subsidiary having an outstanding principal amount of (pound)10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, the following: (A) an event of default that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days following such acceleration; and/or
(B) the failure to make a principal payment at the final (but not any interim) Stated Maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (vii) any final judgment or order for the payment of money in excess of (pound)10 million in the aggregate for all such final judgments or orders against all such Persons shall be rendered against the Issuer, the Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed (pound)10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; and (viii) certain events of bankruptcy, insolvency, reorganization or administration affecting the Issuer, the Guarantor or any Significant Subsidiary.

           Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in clause (viii) above that occurs with respect to the Issuer or the Guarantor) occurs and is continuing, then the Holders of not less than 25% in aggregate principal amount of the outstanding Notes or the Trustee may declare the Notes to be due and payable immediately. If an Event of Default specified in clause (viii) above occurs with respect to the Issuer or the Guarantor, the Default Amount of and any interest, if any, on all of the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture, the Notes or the Note Guarantee except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture, the Notes or the Note Guarantee. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Issuer and the Guarantor must furnish an annual compliance certificate to the Trustee.

           16. Trustee Dealings with Issuer and Guarantor. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, the Guarantor or their Affiliates, and may otherwise deal with the Issuer, the Guarantor or their Affiliates, as if it were not Trustee.

           17. No Recourse Against Others. A trustee, director, officer, employee, stockholder or incorporator, as such, of the Issuer or the Guarantor shall not have any liability for any obligations of the Issuer or the Guarantor under the Indenture, the Notes or the Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability.

           18. Discharge Prior to Redemption or Maturity. The Issuer's and the Guarantor's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of US Dollars or Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

           19. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

           20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/N/A (= Uniform Gifts to Minors Act).

           The internal laws of the State of New York shall govern this Note without regard to principles of conflict of laws.

           The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                     TELEWEST FINANCE (JERSEY) LIMITED
                     c/o Telewest Communications plc
                     Genesis Business Park
                     Albert Drive
                     Woking
                     Surrey GU21 5RW
                     England

                     Telephone:+44 1483 750 900
                     Telecopier:+44 1483 750 901
                     Attention:General Counsel

                       OPTION OF HOLDER TO ELECT PURCHASE

           If you wish to have this Note purchased by the Issuer pursuant to
Section 4.9 of the Indenture, check the Box: [ ]

           If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 4.9 of the Indenture, state the amount:

$:  ----------------------

Date:  ______________________

Your Signature:  _______________________________
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: ___________________________

                                                                     EXHIBIT C

                         FORM OF CERTIFICATE OF TRANSFER

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286
United States

Attn:  Corporate Trust Administration - International Finance Unit

cc:

           Telewest Finance (Jersey) Limited
           c/o Telewest Communications plc
           Genesis Business Park
           Albert Drive
           Woking
           Surrey GU21 5RW
           England

           Telewest Communications plc
           Genesis Business Park
           Albert Drive
           Woking
           Surrey GU21 5RW
           England

           Re: 6.0% Senior Convertible Notes due 2005 of Telewest Finance (Jersey) Limited


           Reference is hereby made to the Indenture, dated as of 7 July 2000 (the "INDENTURE"), among Telewest Communications plc, as guarantor, Telewest Finance (Jersey) Limited, as issuer (the "ISSUER"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

           ___________________, (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ (the "TRANSFER"), to ___________________________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

1. [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the US Securities Act of 1933, as amended (the "SECURITIES ACT") and, accordingly, the Transferor hereby further certifies that the Book-Entry Interest or Definitive Registered
Note is being transferred to a Person that the Transferor reasonably believes is purchasing the Book-Entry Interest or Definitive Registered Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with all applicable securities laws of any other jurisdiction. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the 144A Legend printed on the 144A Global Note and/or the 144A Definitive Registered Note and in the Indenture and the Securities Act.

2. [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Regulation S Legend and in the Indenture and the Securities Act.

3. [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and all applicable securities laws of any other jurisdiction, (ii) the Transferor is not (and during the three months preceding the Transfer was not) an Affiliate of the Issuer or the Guarantor, (iii) at least two years have elapsed since such Transferor (or any previous transferor of such Book-Entry Interest or Definitive Registered Note that was not an Affiliate of the Issuer or the Guarantor) acquired such Book-Entry Interest or Definitive Registered Note from the Issuer, the Guarantor or an Affiliate of the Issuer or the Guarantor, and (iv) the restrictions on transfer contained in the Indenture and the 144A Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or 144A Definitive Registered Note will no longer be subject to the restrictions on transfer enumerated in the 144A Legend printed on the 144A Global Notes and/or the 144A Definitive Registered Notes and in the Indenture.

           This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Guarantor.

                                    ------------------------------------------
                                    [Insert Name of Transferor]


                                    By:
                                       ---------------------------------------
                                       Name:
                                      Title:


Dated:
       -----------------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                         [CHECK ONE OF (a), (b) OR (c)]

           (a) [ ] a Book-Entry Interest held through DTC Account No.________, Euroclear Account No.________ or Clearstream Banking Account No.________, in the:

                      (i) [ ] 144A Global Note (CUSIP ________; ISIN ________),
                      or

                      (ii) [ ] Regulation S Global Note (CUSIP ________; ISIN ________), or

           (b) [ ] a 144A Definitive Registered Note; or

           (c) [ ] a Regulation S Definitive Registered Note.


2.   After the Transfer the Transferee will hold:

                                   [CHECK ONE]

           (a) [ ] a Book-Entry Interest through DTC Account No.________, Euroclear Account No.________ or Clearstream Banking Account No.________, in the:

                      (i) [ ] 144A Global Note (CUSIP ________; ISIN ________),
                      or

                      (ii) [ ] Regulation S Global Note (CUSIP ________; ISIN ________),

           (b) [ ] a 144A Definitive Registered Note; or

           (c) [ ] a Regulation S Definitive Registered Note; or

           (d) [ ] an Unrestricted Definitive Registered Note.

                                                                     EXHIBIT D

                         FORM OF CERTIFICATE OF EXCHANGE

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286
United States

cc:

           Telewest Finance (Jersey) Limited
           c/o Telewest Communications plc
           Genesis Business Park
           Albert Drive
           Woking
           Surrey GU21 5RW
           England

           Telewest Communications plc
           Genesis Business Park
           Albert Drive
           Woking
           Surrey GU21 5RW
           England

           Re: 6.0% Senior Convertible Notes due 2005 of Telewest Finance (Jersey) Limited


           Reference is hereby made to the Indenture, dated as of 7 July 2000 (the "INDENTURE"), among Telewest Communications plc, as guarantor, Telewest Finance (Jersey) Limited, as issuer (the "ISSUER"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

           __________________________, (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $____________ (the "EXCHANGE") to be held following such Exchange as specified below and in Annex A hereto. In connection with the Exchange, the Owner hereby certifies that:

(a) [ ] CHECK (I) IF EXCHANGE IS FROM BOOK-ENTRY INTEREST IN 144A GLOBAL NOTE TO UNRESTRICTED DEFINITIVE REGISTERED NOTE OR (II) IF EXCHANGE IS FROM 144A DEFINITIVE REGISTERED NOTES TO BOOK-ENTRY INTERESTS IN THE REGULATION S GLOBAL NOTE. In connection with the Exchange of the Owner's Book-Entry Interest in the 144A Global Note for Unrestricted Definitive Registered Note(s) or with the Exchange of the Owner's 144A Definitive Registered Notes to Book-Entry Interests in the Regulation S Global Note, in each case, in an equal principal amount, the Owner hereby certifies (i) the Notes are being acquired for the Owner's own account without transfer, (ii) such Owner is not (and during the three months preceding the Exchange was not) an Affiliate of the Issuer or the Guarantor,
(iii) at least two years have elapsed since the Owner (or any previous transferor of such Book-Entry Interest that was not an Affiliate of the Issuer or the Guarantor) acquired the Notes to be exchanged from the Issuer, the Guarantor or an Affiliate of the Issuer or the Guarantor, (iv) such Owner is permitted under Rule 144(k) of the Securities Act to sell all such Notes without registration under the Securities Act, (v) the restrictions on transfer contained in the Indenture and the 144A Legend are not required in order to maintain compliance with the Securities Act and (vi) the Note(s) are being acquired in compliance with all applicable securities laws of any other jurisdiction.

(b) [ ] CHECK IF EXCHANGE IS FROM BOOK-ENTRY INTEREST IN THE REGULATION S GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's Book-Entry Interest in the Regulation S Global Note for Unrestricted Definitive Registered Note in an equal principal amount, the Owner hereby certifies (i) the Definitive Registered Note(s) are being acquired for the Owner's own account without transfer, (ii) such Owner acquired such Book-Entry Interest in a transaction complying with Rule 903 or Rule 904 under the Securities Act, (iii) if such Owner acquired such Book-Entry Interest in a transaction complying with Rule 903 under the Securities Act, a period of at least 40 days has elapsed since the commencement of the Distribution Compliance Period (as defined in Regulation S under the Securities Act) with respect to such Book-Entry Interest, (iv) the restrictions on transfer contained in the Indenture and the Regulation S Legend are not required in order to maintain compliance with the Securities Act and (vi) the Unrestricted Definitive Registered Notes are being acquired in compliance with all applicable securities laws of any other jurisdiction.

2. EXCHANGE OF RESTRICTED DEFINITIVE REGISTERED NOTES OR BOOK-ENTRY INTEREST IN RESTRICTED GLOBAL NOTE FOR RESTRICTED DEFINITIVE REGISTERED NOTES OR A BOOK-ENTRY INTEREST IN RESTRICTED GLOBAL NOTE(S).

            [UNLESS THIS BOX IS CHECKED, YOU WILL NOT BE PERMITTED TO
                             COMPLETE THE EXCHANGE]

(a) [ ] In connection with the Exchange of the Owner's Book-Entry Interest in the Global Note or Restricted Definitive Registered Notes for Definitive Registered Notes or a Book-Entry Interest in a Restricted Global Note with an equal principal amount, the Owner hereby certifies that such Definitive Registered Notes or such Book-Entry Interest is being acquired for the Owner's own account without transfer.

                           [CHECK ONLY IF APPLICABLE.]

(b) [ ] In connection with the Exchange, the Owner hereby certifies that it acquired its Regulation S Definitive Notes or Book-Entry Interest in the Regulation S Global Note in a transaction complying with Rule 903 or Rule 904 under the Securities Act.

           IF YOU CHECKED BOX "B" YOU WILL RECEIVE REGULATION S DEFINITIVE REGISTERED NOTES OR A BOOK-ENTRY INTEREST IN THE REGULATION S GLOBAL NOTE AND, ACCORDINGLY, SUCH REGULATION S NOTES WILL BE SUBJECT TO THE RESTRICTIONS ON TRANSFER ENUMERATED IN THE REGULATION S LEGEND AND IN THE INDENTURE AND THE SECURITIES ACT.

           If you did not check box "b" you will receive 144A Definitive Registered Notes or a Book-Entry Interest in the 144A Global Note and, accordingly, such 144A Notes will bear the 144A Legend and will be subject to the restrictions on transfer enumerated therein and in the Indenture and the Securities Act.

           This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Guarantor.

                                   [Insert Name of Owner]


                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:


Dated:
       -----------------------------------

                        ANNEX A TO CERTIFICATE OF EXCHANGE

1.           The Owner owns and proposes to Exchange the following:

                         [CHECK ONE OF (a), (b) OR (c)]

           (a) [ ] a Book-Entry Interest held through DTC Account No.________, Euroclear Account No.________ or Clearstream Banking Account No.________, in the:

                      (i) [ ] 144A Global Note (CUSIP ________; ISIN ________),
                      or

                      (ii) [ ] Regulation S Global Note (CUSIP ________; ISIN ________), or

           (b) [ ] a 144A Definitive Registered Note; or

           (c) [ ] a Regulation S Definitive Registered Note.


2.           After the Exchange the Owner will hold:

                                   [CHECK ONE]

           (a) [ ] a Book-Entry Interest through DTC Account No.________, Euroclear Account No.________ or Clearstream Banking Account No.________, in the:

                      (i) [ ] 144A Global Note (CUSIP ________; ISIN ________),
                      or

                      (ii) [ ] Regulation S Global Note (CUSIP ________; ISIN ________),

           (b) [ ] a 144A Definitive Registered Note; or

           (c) [ ] a Regulation S Definitive Registered Note; or

           (d) [ ] an Unrestricted Definitive Registered Note.

                                                                     EXHIBIT E

                     FORM OF CONVERSION AND EXCHANGE NOTICE

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286
United States

cc:

           Ogier Secretaries Limited
           Whiteley Chambers
           Don Street
           St. Helier, Jersey  JE4 9WG
           Channel Islands

           Lloyds TSB Registrar
           The Causeway Worthing
           West Sussex, BN99 6DA
           England

           Telewest Finance (Jersey) Limited
           c/o Telewest Communications plc
           Genesis Business Park
           Albert Drive
           Woking
           Surrey GU21 5RW
           England

           Telewest Communications plc
           Genesis Business Park
           Albert Drive
           Woking
           Surrey GU21 5RW
           England

           Re:   6.0% Senior Convertible Notes due 2005 of Telewest Finance
                (Jersey) Limited

           Reference is hereby made to the Indenture, dated as of 7 July 2000 (the "INDENTURE"), among Telewest Communications plc, as guarantor (the "GUARANTOR"), Telewest Finance (Jersey) Limited, as issuer (the "ISSUER"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

           The undersigned holder (the "HOLDER") of Definitive Registered Notes or Book-Entry Interests in a Global Note hereby elects to convert the principal amount of such Notes as specified below into Preference Shares of the Issuer (the "PREFERENCE Shares") in accordance with the Indenture and the Notes and to further exchange such Preference Shares for a number of Ordinary Shares of the

Guarantor as may be determined by reference to the Memorandum and Articles of Association and the Preference Share Guarantee.

1. The Holder hereby elects to convert $________ principal amount of Notes held in the form of:

                       [CHECK ONE OF (a), (b), (c) OR (d)]

           (a) [ ] a Book-Entry Interest in the:

                      (i) [ ] 144A Global Note (CUSIP ________; ISIN ________);

                      (ii) [ ] Regulation S Global Note (CUSIP ________; ISIN ________);

           (b) [ ] a 144A Definitive Registered Note;

           (c) [ ] a Regulation S Definitive Registered Note; or

           (d) [ ] an Unrestricted Definitive Registered Note.

2. The name of the person in whose name the Preference Shares should be registered is*:

           Name: ________________________


3. The Holder hereby requests that the Preference Shares in respect of which the Holder has delivered a Conversion and Exchange Notice shall forthwith upon allotment of the same be delivered to Ogier Secretaries Limited and, thereafter, transferred to the Guarantor in exchange for the issue to the Holder completing this Conversion and Exchange Notice, or as directed herein, of that number of fully-paid Ordinary Shares of the Guarantor to which the Holder is entitled upon exercise (or deemed exercise) of the related Share Exchange Right.

           The Holder acknowledges that any such transfer shall be effected by Ogier Secretaries Limited, as agent for the Holder (or any other person appointed for this purpose by the Issuer), and Ogier Secretaries Limited, the Issuer and any other person appointed as aforesaid shall be and is hereby authorized on behalf of the Holder to execute all such documents and do all such things as may be necessary properly to effect such transfer, without any cost or liability to, or any further action required by, the Holder. To facilitate this transfer, the Holder hereby appoints Ogier Secretaries Limited as its attorney-in-fact to take any and all actions necessary in order to effect the exchange and transfer.

           After the Conversion and Exchange has been effected, the Holder hereby requests that the Ordinary Shares be delivered as set forth in paragraph 4 below.


---------------------
* The Preference Shares may not be registered in a name of a person other than the Holder (which, for the avoidance of doubt shall include any Participant directing delivery of this Conversion and Exchange Notice).

4.         The Holder hereby requests that EITHER:

           [COMPLETE [A] IN THE CASE OF ORDINARY SHARES TO BE DELIVERED IN CERTIFICATED FORM AND [B] IN THE CASE OF ORDINARY SHARES TO BE DELIVERED IN UNCERTIFICATED FORM THROUGH CREST]

           [A] the certificates for the Ordinary Shares (together with any other securities, property or cash) or any cash or any payment required to be delivered in pursuance of this Conversion and Exchange Notice be dispatched (at the Holder's risk and expense) to the person whose name and address is given below1 and in the manner specified below:

           Name:             _________________________
           Address:          _________________________

           Manner of dispatch: ________________

           OR

           [B] the Ordinary Shares to be delivered in pursuance of this Conversion and Exchange Notice be credited to the CREST account2 details of which are set out below and that any other securities property or cash or any cash or any payment required to be delivered in pursuance of this Conversion and Exchange Notice be dispatched (at the Holder's risk and expense) to the person whose name and address is given below and in the manner specified below:

           CREST Participant ID: _________________
           Member Account ID: _________________
           Name:             _________________________
           Address:          _________________________



--------------------------
1 The Ordinary Shares may not be registered in the name of a person other than the Holder unless the Holder checks one of the boxes under paragraph 7(b) or 7(c) below.

2 Ordinary Shares may not be delivered through CREST unless the Holder checks one of the boxes under 7(a), 7(b)(ii), 7(c)(ii) or 7(c)(iii) below.

           Manner of dispatch: ________________

 5. If this Conversion and Exchange Notice relates to Definitive Registered Notes, the certificates representing such Notes are attached hereto. The Holder hereby requests that any balance of Definitive Registered Notes not the subject of this Conversion and Exchange Notice be registered in the name of, and dispatched (at the Holder's risk and expense) to, the person whose name and address is given below and in the manner specified below3

           Name:             _________________________
           Address:          _________________________
           Manner of dispatch: ________________

 6.        The Holder hereby acknowledges and agrees that:

           (a) If this Conversion and Exchange Notice relates to 144A Definitive Registered Notes or a Book-Entry Interest in the 144A Global Note, the Ordinary Shares issued upon conversion and exchange hereof will bear a share legend containing restrictions on transfer unless the Holder certifies to the effect set forth in paragraph 7(a)(i) or 7(b)(ii) below. The Holder further acknowledges and agrees that (i) the Ordinary Shares have not been and will not be registered under the Securities Act and may not be offered, sold, pledged or otherwise transferred except (1)(A) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act, (B) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or
           (C) to the Guarantor or any subsidiary thereof and (2) in each case, in accordance with all applicable securities laws of any other jurisdiction and (ii) notwithstanding anything to the contrary in the foregoing, the Ordinary Shares may not be deposited into any unrestricted depositary facility established or maintained by a depositary bank unless and until such time as the Ordinary Shares are no longer "Restricted Securities" within the meaning of Rule 144(a)(3) under the Securities Act; and

           (b) If this Conversion and Exchange Notice relates to Regulation S Definitive Registered Notes or a Book-Entry Interest in the Regulation S Global Note, the Ordinary Shares issued upon conversion and exchange hereof will bear a share legend containing restrictions on transfer unless the Holder certifies to the effect set forth in paragraph 7(a)(ii), 7(c)(ii) or 7(c)(iii) below. The Holder further acknowledges and agrees that the Ordinary Shares have not been and


-------------------------
3 The Definitive Registered Notes may not be registered in the name of a person other than the Holder unless the Holder delivers a transfer certificate in the form of Exhibit C to the Indenture containing the certifications required by Section 2.7 of the Indenture.

           will not be registered under the Securities Act, and any offer, sale, pledge or other transfer thereof prior to the expiration of the relevant "DISTRIBUTION COMPLIANCE PERIOD," as defined in Regulation S under the Securities Act, must be made (A)(i) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S,
           (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iii) to the Guarantor or any subsidiary thereof and (B) in each case, in accordance with all applicable securities laws of any other jurisdiction. Upon expiration of the relevant Distribution Compliance Period, the Ordinary Shares may be transferred only in accordance with the Securities Act and all applicable securities laws of any other jurisdiction. The Holder further acknowledges that, notwithstanding anything to the contrary in the foregoing, the Ordinary Shares may not be deposited into any unrestricted depositary facility established or maintained by a depositary bank, unless and until such time as such Ordinary Shares are no longer "RESTRICTED SECURITIES" within the meaning of Rule 144(a)(3) under the Securities Act.

 7.        In connection with the foregoing:

           (a) SHARES REGISTERED IN THE HOLDER'S NAME. If the Ordinary Shares will be registered in the Holder's name, the Holder hereby certifies that the Ordinary Shares are being acquired for the Holder's own account without transfer and, if applicable:

                           [CHECK ONLY IF APPLICABLE]

           (i) [ ] CHECK IF THE HOLDER IS CONVERTING AND EXCHANGING 144A DEFINITIVE REGISTERED NOTES OR A BOOK-ENTRY INTEREST IN THE 144A GLOBAL NOTE. The Holder is not (and during the three months preceding the conversion will not have been) an Affiliate of the Issuer or the Guarantor; at least two years have elapsed since the Holder (or any previous transferor of the Holder's Definitive Registered Notes or Book-Entry Interest that was not an Affiliate of the Issuer or the Guarantor) acquired such Definitive Registered Notes or Book-Entry Interest from the Issuer, the Guarantor or an Affiliate of the Issuer or the Guarantor; the Holder is permitted under Rule 144(k) of the Securities Act to sell all such Definitive Registered Notes or Book-Entry Interest without registration under the Securities Act; and the restrictions on transfer contained in the 144A Ordinary Share Legend are not required in order to maintain compliance with the Securities Act.

           (ii) [ ] CHECK IF THE HOLDER IS CONVERTING AND EXCHANGING REGULATION S DEFINITIVE REGISTERED NOTES OR A BOOK-ENTRY INTEREST IN THE REGULATION S GLOBAL NOTE. The Conversion and Exchange Date with respect to the Notes subject to this Conversion and Exchange Notice will occur after 16 August 2000; the Holder (and each beneficial owner of such Holder's Definitive Registered Notes or Book-Entry Interest) is not a US Person (as defined in Regulation S under the Securities Act); the Holder acquired its Definitive Registered Notes or Book-Entry Interest in a transaction complying with Rule 903 or Rule 904 under the Securities Act; if the Holder acquired such Definitive Registered Notes or Book-Entry Interest in a transaction complying with Rule 903 under the Securities Act, a period of at least 40 days has elapsed since the commencement of the Distribution Compliance Period (as defined in Regulation S under the Securities

           Act) with respect to such Definitive Registered Notes or such Book-Entry Interest; and the restrictions on transfer contained in the Regulation S Ordinary Share Legend are not required in order to maintain compliance with the Securities Act.

           (b) HOLDER IS CONVERTING AND EXCHANGING 144A DEFINITIVE REGISTERED NOTES OR A BOOK-ENTRY INTEREST IN THE 144A GLOBAL NOTE AND HAS REQUESTED THAT THE ORDINARY SHARES BE REGISTERED IN A NAME OTHER THAN THE HOLDER'S NAME. If the Holder has requested that the Ordinary Shares be registered in a name other than the Holder's name and the Holder is converting and exchanging 144A Definitive Registered Notes or a Book-Entry Interest in the 144A Global Note, the Holder hereby certifies that:

                           [CHECK ONE OF (i) or (ii)]

           (i) [ ] The transfer of the Ordinary Shares in connection with such conversion and exchange is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Holder hereby further certifies that (A) the transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the transferee was outside the United States or the Holder and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Holder nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (B) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (C) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

           UPON ISSUANCE, THE ORDINARY SHARES WILL BEAR THE REGULATION S ORDINARY SHARE LEGEND.

           (ii) [ ] The Holder is not (and during the three months preceding the Conversion and Exchange Date will not have been) an Affiliate of the Issuer or the Guarantor; at least two years have elapsed since the Holder (or any previous owner of the converted Definitive Registered Notes or Book-Entry Interest that was not an Affiliate of the Issuer or the Guarantor) acquired the converted Definitive Registered Notes or Book-Entry Interest from the Issuer, the Guarantor or an Affiliate of the Issuer or the Guarantor; the Holder is permitted under Rule 144(k) of the Securities Act to sell all the converted Definitive Registered Notes or Book-Entry Interest without registration under the Securities Act; and the restrictions on transfer contained in the 144A Ordinary Share Legend are not required in order to maintain compliance with the Securities Act.

           UPON ISSUANCE, THE ORDINARY SHARES WILL NOT BEAR THE 144A ORDINARY SHARE LEGEND OR THE REGULATION S ORDINARY SHARE LEGEND.

           (c) HOLDER IS CONVERTING AND EXCHANGING REGULATION S DEFINITIVE REGISTERED NOTES OR A BOOK-ENTRY INTEREST IN THE REGULATION S GLOBAL NOTE AND HAS REQUESTED THAT THE ORDINARY SHARES BE REGISTERED IN A NAME OTHER THAN THE HOLDER'S NAME. If the Holder has requested that the Ordinary Shares be registered in a name other than the Holder's name and the Holder is converting and exchanging Regulation S Definitive Registered Notes or a Book-Entry Interest in the Regulation S Global Note, the Holder hereby certifies that:

                        [CHECK ONE OF (i), (ii) or (iii)]

           (i) [ ] The transfer of the Ordinary Shares in connection with such conversion and exchange is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Holder hereby further certifies that (A) the transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the transferee was outside the United States or the Holder and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Holder nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (B) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (C) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

           UPON ISSUANCE, THE ORDINARY SHARES WILL BEAR THE REGULATION S ORDINARY SHARE LEGEND.

           (ii) [ ] The transfer is being effected after 16 August 2000, the Holder acquired such Book-Entry Interest or Definitive Registered Notes in a transaction complying with Rule 903 or Rule 904 under the Securities Act; if the Holder acquired such Book-Entry Interest or Definitive Registered Notes in a transaction complying with Rule 903 under the Securities Act, a period of at least 40 days has elapsed since the commencement of the Distribution Compliance Period (as defined in Regulation S under the Securities Act) with respect to such Book-Entry Interest or Definitive Registered Notes; and the restrictions on transfer contained in the Indenture and the Regulation S Ordinary Share Legend are not required in order to maintain compliance with the Securities Act.

           UPON ISSUANCE, THE ORDINARY SHARES WILL NOT BEAR THE 144A ORDINARY SHARE LEGEND OR THE REGULATION S ORDINARY SHARE LEGEND.

           (iii) [ ] The Holder is not (and during the three months preceding the Conversion and Exchange Date will not have been) an Affiliate of the Issuer or the Guarantor; at least two years have elapsed since the Holder (or any previous owner of the converted Definitive Registered Notes or Book-Entry Interest that was not an Affiliate of the Issuer or the Guarantor) acquired the converted Definitive Registered Notes or Book-Entry Interest from the Issuer, the Guarantor or an Affiliate of the Issuer or the Guarantor; the Holder is permitted under Rule 144(k) of the Securities Act to sell all the converted Definitive Registered Notes or Book-Entry Interest without registration under the Securities Act; and the restrictions on transfer contained in the 144A Ordinary Share Legend are not required in order to maintain compliance with the Securities Act.

           UPON ISSUANCE, THE ORDINARY SHARES WILL NOT BEAR THE 144A ORDINARY SHARE LEGEND OR THE REGULATION S ORDINARY SHARE LEGEND.

           This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Guarantor.

                                                                        4
                                    ------------------------------------
                                    [Insert Name of Converting Holder]


                                    By:
                                        --------------------------------------
                                        Name:
                                        Title:


Dated:
       -----------------------------------












------------------------
4 Where the Notes in respect of which this Conversion and Exchange Notice is given are evidenced by a Global Note, the Conversion and Exchange Notice need not be signed. In such a case, delivery of the Conversion and Exchange Notice will constitute confirmation by the Holder of the Book-Entry Interests covered by this Conversion and Exchange Notice that the information and the representations in the Conversion and Exchange Notice are true and accurate on the date of delivery.

                                                                     EXHIBIT F

                          FORM OF NOTATION OF GUARANTEE

           For value received, the Guarantor (which term includes any successor Person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of 7 July 2000 (the "INDENTURE") among Telewest Communications plc, as guarantor (the "GUARANTOR"), Telewest Finance (Jersey) Limited, as issuer (the "ISSUER"), and The Bank of New York, as trustee (the "TRUSTEE"), (a) the due and punctual payment of the principal of and interest on the Notes (as defined in the Indenture) and all other amounts, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

           The internal laws of the State of New York shall govern this Note Guarantee without regard to principles of conflict of laws.


                                    TELEWEST COMMUNICATIONS PLC

                                    By:
                                        --------------------------------------
                                        Name:
                                        Title:

                                                                     EXHIBIT G

               FORM OF TRUSTEE'S NOTICE OF CONVERSION AND EXCHANGE

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286
United States

cc:

           Ogier Secretaries Limited
           Whiteley Chambers
           Don Street
           St. Helier, Jersey  JE4 9WG
           Channel Islands

           Lloyds TSB Registrar
           The Causeway Worthing
           West Sussex, BN99 6DA
           England

           Telewest Finance (Jersey) Limited
           c/o Telewest Communications plc
           Genesis Business Park
           Albert Drive
           Woking
           Surrey GU21 5RW
           England

           Telewest Communications plc
           Genesis Business Park
           Albert Drive
           Woking
           Surrey GU21 5RW
           England

           Re: 6.0% Senior Convertible Notes due 2005 of Telewest Finance (Jersey) Limited

           Reference is hereby made to the Indenture, dated as of 7 July 2000 (the "INDENTURE"), among Telewest Communications plc, as guarantor (the "GUARANTOR"), Telewest Finance (Jersey) Limited, as issuer (the "ISSUER"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

           Pursuant to Section 6.9 of the Indenture, the undersigned Trustee hereby elects to convert the principal amount of the Notes specified below into Preference Shares of the Issuer (the "PREFERENCE SHARES") in accordance with the Indenture and the Notes and to further exchange such Preference Shares for a number of Ordinary Shares of the Guarantor as may be determined by reference to the Memorandum and Articles of Association and the Preference Share Guarantee.

1. The Trustee hereby elects to convert $________ principal amount of Notes held in the form of:

                       [CHECK ONE OF (a), (b), (c) OR (d)]

           (a) [ ] a Book-Entry Interest in the:

                      (i) [ ] 144A Global Note (CUSIP ________; ISIN ________);

                      (ii) [ ] Regulation S Global Note (CUSIP ________; ISIN ________);

           (b) [ ] a 144A Definitive Registered Note;

           (c) [ ] a Regulation S Definitive Registered Note; or

           (d) [ ] an Unrestricted Definitive Registered Note.

2. The nominee of the Trustee in whose name the Preference Shares should be registered is:

           Name: ________________________


3. The Trustee hereby requests that the Preference Shares in respect of which the Trustee has delivered this notice shall, if issued in certificated form, forthwith upon allotment of the same be delivered to Ogier Secretaries Limited and, when allotted and issued, transferred to the Guarantor in exchange for the issue to the Trustee's nominee referred to in paragraph 4 below, of that number of fully-paid Ordinary Shares of the Guarantor to which the Trustee is entitled upon exercise (or deemed exercise) of the related Share Exchange Right.

           The Trustee acknowledges that any such transfer shall be effected by Ogier Secretaries Limited, as agent for the holders of the Notes being converted (or any other person appointed for this purpose by the Issuer), and Ogier Secretaries Limited, the Issuer and any other person appointed as aforesaid shall be and is hereby authorized on behalf of such holders to execute all such documents and do all such things as may be necessary properly to effect such transfer, without any cost or liability to, or any further action required by, the Trustee or such holders. To facilitate this transfer, Ogier Secretaries Limited is appointed as its attorney-in-fact to take any and all actions necessary in order to effect the exchange and transfer.

           After the Conversion and Exchange has been effected, the Trustee hereby requests that the Ordinary Shares be delivered as set forth in paragraph 4 below.

4. The Trustee hereby requests that the certificates for the Ordinary Shares (together with any other securities, property or cash) or any cash or any payment required to be delivered in pursuance of this notice be dispatched to the Trustee's nominee specified below, at the address given below and in the manner specified below:

           Name:             _________________________
           Address:          _________________________
           Manner of dispatch: ________________

 5. The Trustee acknowledges that the Preference Shares to be issued hereunder have not been and will not be registered under the Securities Act and may not be offered, sold, pledged or otherwise transferred except (1)(A) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act, (B) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or
           (C) to the Guarantor or any subsidiary thereof and (2) in each case, in accordance with all applicable securities laws of any other jurisdiction. Any Preference Shares issued in certificated form pursuant to this notice will bear the 144A Preference Share Legend.

6. The Trustee acknowledges that (i) the Ordinary Shares to be issued hereunder have not been and will not be registered under the Securities Act and may not be offered, sold, pledged or otherwise transferred except (1)(A) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act, (B) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or
           (C) to the Guarantor or any subsidiary thereof and (2) in each case, in accordance with all applicable securities laws of any other jurisdiction and (ii) notwithstanding anything to the contrary in the foregoing, the Ordinary Shares may not be deposited into any unrestricted depositary facility established or maintained by a depositary bank unless and until such time as the Ordinary Shares are no longer "Restricted Securities" within the meaning of Rule 144(a)(3) under the Securities Act. Any Ordinary Shares issued pursuant to this notice will bear the 144A Ordinary Share Legend.

7. The Trustee acknowledges that the Ordinary Shares issued pursuant hereto will be sold by, or on behalf of the Trustee, in trust for the holders of Unexercised Notes in a manner that complies with law as soon as practicable after issuance thereof. The Trustee will provide to the Issuer and the Guarantor information regarding the intended method of distribution of such Ordinary Shares prior to such sale.

           This certificate and the statements contained herein are made pursuant to Section 6.9 of the Indenture.

                                        The Bank of New York,
                                        as Trustee

                                        By:
                                            ----------------------------------
                                            Name:
                                           Title:


Dated:
       -----------------------------------